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                                                                     Exhibit 4.2

               FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

     This FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (the "Agreement"), dated this 30th day of December, 2005, is entered into by and among (i) ACTIVBIOTICS, INC., a Delaware corporation (the "Corporation"), (ii) those holders of Common Stock (as defined below) listed on SCHEDULE 1 hereto (hereinafter referred to collectively as the "Original Stockholders"), (iii) those holders of Series A Preferred Stock (as defined below) listed on SCHEDULE 2 hereto (hereinafter referred to collectively as the "Series A Stockholders"),
(iv) those holders of the Series B Preferred Stock (as defined below) listed on
SCHEDULE 3 hereto (hereinafter referred to collectively as the "Series B Stockholders"), (v) those holders of the Series B-1 Preferred Stock (as defined below) listed on SCHEDULE 4 hereto (hereinafter referred to collectively as the "Series B-1 Stockholders"), (vi) those holders of the Series C Preferred Stock (as defined below) listed on SCHEDULE 5 hereto (hereinafter referred to collectively as the "Series C Stockholders"), (vii) those holders of the Series C-2 Preferred Stock (as defined below) who become parties hereto by executing and delivering a Letter of Transmittal (as defined below) in accordance with the applicable provisions of the Merger Agreement (as defined below), and are listed on SCHEDULE 6 hereto, as such schedule may be amended from time to time as set forth in Section 14 hereof (hereinafter referred to collectively as the "Series C-2 Stockholders" and together with the Series A Stockholders, the Series B Stockholders, the Series B-1 Stockholders, the Series C Stockholders and the Series C-1 Stockholders (as defined below), the "Investors"), and (viii) those holders of shares of capital stock of ActivBiotics (Canada) Inc., a Canadian corporation ("ABI Canada"), listed on SCHEDULE 7 hereto (hereinafter referred to collectively as the "Canadian Investors"). This Agreement amends and restates and replaces in its entirety that certain Third Amended and Restated Stockholders' Agreement, dated March 22, 2005, by and among Corporation and the holders of capital stock of the Corporation that are parties thereto (the "Original Agreement").

                                   WITNESSETH:

     WHEREAS, the Corporation, Metaphore Acquisition Co., a Delaware corporation and wholly-owned subsidiary of the Corporation ("Merger Sub"), Metaphore Pharmaceuticals, Inc., a Delaware corporation ("Metaphore"), and the Stockholder Representatives party thereto entered into an Agreement and Plan of Merger and Reorganization, dated December 7, 2005 (the "Merger Agreement"), pursuant to which Merger Sub merged with and into Metaphore with Metaphore continuing as the surviving corporation and, in connection therewith (and on the terms and conditions set forth therein), the Corporation agreed, among other things, to issue to the stockholders of Metaphore shares of the Corporation's Series C-2 Convertible Preferred Stock, par value $0.01 per share (the "Series C-2 Preferred Stock");

     WHEREAS, it is a condition precedent to the Merger Agreement that the Original Agreement be amended and restated to read in its entirety as set forth in this Agreement;

     WHEREAS, in accordance with Section 13 of the Original Agreement, the Original Agreement may not be amended except pursuant to the written consent of the Corporation and the holders of a majority of the Preferred Shares (as defined in the Original Agreement), voting together as a single class on an as-converted basis; and

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     WHEREAS, in connection with the transactions contemplated by the Merger
Agreement, the Corporation and those of the Series A Stockholders, the Series B Stockholders, the Series B-1 Stockholders, the Series C Stockholders, the Original Stockholders and the Canadian Investors whose signatures are set forth on the signature pages hereto desire, for and on behalf of all of the parties to the Original Agreement, to amend and restate in its entirety the Original Agreement on the terms and conditions set forth herein, and the Preferred Stockholders whose signatures are set forth on the signature pages hereto represent holders of no less than a majority of the Preferred Shares (as defined in the Original Agreement), voting together as a single class on an as-converted basis.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. As used herein, the following terms shall have the following respective meanings:

     20-Day Period shall have the meaning set forth in Section 3.3(b) hereof.

     ABI Canada shall have the meaning set forth in the preamble hereto.

     B Director shall have the meaning set forth in Section 6.1(c) hereof.

     B Preferred Shares shall mean, collectively, the Series B Preferred Shares and the Series B-1 Preferred Shares.

     B Preferred Stock shall mean, collectively, the Series B Preferred Stock and the Series B-1 Preferred Stock.

     B Stockholders shall mean, collectively, the Series B Stockholders and the Series B-1 Stockholders.

     BioVentures Director shall have the meaning set forth in Section 6.1(e) hereof.

     BioVentures Investors shall have the meaning set forth in Section 6.1(e) hereof.

     Board or Board of Directors shall mean the Board of Directors of the Corporation.

     Budget shall have the meaning set forth in Section 3.8 hereof.

     Canadian Financing shall mean a financing of up to US $10,000,000 through ABI Canada.

     Canadian Investors shall have the meaning (severally, but not jointly) set forth in the preamble hereto.

     CMDF shall mean Canadian Medical Discoveries Fund Inc.


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     Certificate shall mean the Sixth Amended and Restated Certificate of
Incorporation of the Corporation, as amended and in effect from time to time.

     Commission shall mean the U.S. Securities and Exchange Commission.

     Common Stock shall mean the Common Stock, par value $0.01 per share, of the Corporation.

     Designating Party shall have the meaning set forth in Section 6.5 hereof.

     Environmental Laws shall mean all applicable federal, state and local laws, ordinances, rules and regulations that regulate, fix liability for, or otherwise relate to, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, threatened release or release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent. Without limiting the preceding sentence, the term "Environmental Laws" shall specifically include the following federal and state laws, as amended:

FEDERAL

          Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et. seq.;

          Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et.
          seq.;

          Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq.; and

          Clean Air Act, 42 U.S.C. 7401 et. seq.

STATE

MASSACHUSETTS ENVIRONMENTAL STATUTES

          Massachusetts Clean Waters Act, Mass. Gen. L. Ch. 21, Section 26, et. seq., and regulations thereto;

          Massachusetts Solid Waste Disposal Laws, Mass. Gen. L. Ch. 16, Section 18, et. seq., and Ch. 111, Section 105A, and regulations thereto;

          Massachusetts Oil and Hazardous Materials Release Prevention and Response Act, Mass. Gen. L., Ch. 21E, Section 1, et. seq., and regulations thereto;


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          Massachusetts Solid Waste Facilities Law, Mass. Gen. L., Ch. 21H,
          Section 1, et. seq., and regulations thereto;

          Massachusetts Toxic Use Reduction Act, Mass. Gen. L., Ch. 21I, Section 1, et. seq., and regulations thereto;

          Massachusetts Litter Control Laws, Mass. Gen. L. Ch. 111, Section 150A, et. seq., and regulations thereto;

          Massachusetts Wetlands Protection Laws, Mass. Gen. L., Ch. 130,
          Section 105, et. seq., and regulations thereto;

          Massachusetts Environmental Air Pollution Control Law, Mass. Gen. L., Ch. 101, Section 2B, et. seq., and regulations thereto;

          Massachusetts Environmental Policy Act, Mass. Gen. L. 30, Section 61, et. seq., and regulations thereto; and

          Massachusetts Hazardous Waste Laws, Mass. Gen. L. Ch. 21C, Section 1, et. seq., and regulations thereto.

     Equity Percentage shall mean, as to any Investor and any Canadian Investor, that percentage figure which expresses the ratio that (a) the number of shares of issued and outstanding Common Stock then owned by such Investor and Canadian Investor or attributable to such Canadian Investor bears to (b) the aggregate number of shares of issued and outstanding Common Stock then owned by all Investors and Canadian Investors or attributable to such Canadian Investors. For purposes solely of the computations set forth in clauses (a) and (b) above, the Common Stock attributable to any Canadian Investor shall be the shares of Common Stock issuable upon conversion of the shares of Series C-1 Preferred Stock that would be issued pursuant to the Put and Support Agreement (including shares of Common Stock issued or issuable upon conversion thereof, or shares of Common Stock issued as if shares of Series C-1 Preferred Stock had so converted) as if such shares of Series C-1 Preferred Stock had been issued to a Canadian Investor upon the exercise of the Put Right (as defined in the Put and Support Agreement) pursuant to the terms and conditions of the Put and Support Agreement. For purposes solely of the computation set forth in clauses (a) and (b) above and the right of oversubscription, all issued and outstanding securities held by the Investors and Canadian Investors that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and outstanding shares of Preferred Stock) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged for such Common Stock or for such convertible, exercisable or exchangeable securities (which shall be treated as having been further converted, exercised or exchanged for such Common Stock) all at the rate(s) or price(s) at which such securities are convertible, exercisable or exchangeable (and, as applicable, further convertible, exercisable or exchangeable) for shares of Common Stock in effect at the time in question (which, for purposes of Section 3.3 hereof, shall be at the time of delivery by the Corporation of the Offer Notice contemplated by Section 3.3(b)), whether or not such securities are at such time immediately


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convertible, exercisable or exchangeable or, as applicable, further convertible, exercisable or exchangeable.

     Excess Securities shall have the meaning set forth in Section 3.3(d) hereof.

     Excess Securities Notice shall have the meaning set forth in Section 3.3(d) hereof.

     Excess Securities Period shall have the meaning set forth in Section 3.3(d) hereof.

     Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

     Exchange Act Registration Statement shall have the meaning set forth in
Section 3.5 hereof.

     Excluded Forms shall have the meaning given such term in Section 4.5(a) hereof.

     Excluded Securities shall have the meaning herein as the term "Excluded Stock" is defined to have in Article III, Section A.7(d)(ii) of the Certificate.

     Group shall mean (i) as to an Investor that is a corporation, any and all of the venture capital limited partnerships or corporations now existing or hereafter formed that are affiliated with or under common control with one or more of the controlling stockholders of such Investor and any predecessor or successor thereto, (ii) in the case of HCV VI, the HCV Group, (iii) in the case of MDS, the MDS Group, (iv) in the case of VenGrowth, the VenGrowth Group, (v) as to any Investor, any other Investor, and (vi) as to any Canadian Investor, the other Canadian Investor.

     Hazardous Materials shall include without limitation, any flammable explosives, petroleum products, petroleum byproducts, radioactive materials, hazardous wastes, hazardous substances, toxic substances or other similar materials regulated by Environmental Laws.

     HCV Director shall have the meaning set forth in Section 6.1(b) hereof.

     HCV Group shall mean, (i) HCV VI, (ii) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of HCV VI (an "HCV Fund"), (iii) any limited partners or affiliates of HCV VI or any other HCV Fund and (iv) any successors or assigns of any of the foregoing.

     HCV VI shall mean HealthCare Ventures VI, L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV IV under this Agreement.

     Investors shall have the meaning (severally, but not jointly) set forth in the preamble hereto.


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     Letter of Transmittal shall mean shall mean a Letter of Transmittal substantially in the form attached to the Merger Agreement as Exhibit H thereto.

     Majority Series C-2 Holders shall have the meaning set forth in Section 6.1(d) hereof.

     Merger Agreement shall have the meaning set forth in the preamble hereto.

     Metaphore shall have the meaning set forth in the preamble hereto.

     MDS shall mean MDS Capital Corp.

     MDS Group shall mean (i) MDS, (ii) CMDF, (iii) any corporation, trust, partnership, limited liability corporation, partnership or other form of business entity which is an investment fund to which MDS or any of its affiliates provides investment management and/or advisory services (which for greater certainty currently includes, among others, MDS Life Sciences Technology Fund II NC Limited Partnership, MDS Life Sciences Technology Fund II Quebec Limited Partnership, MLII Co-Investment Fund NC Limited Partnership and SC Biotechnology Development Fund LP) (an "MDS Fund"), (iv) any limited partners or affiliates of MDS or any MDS Fund, (v) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of MDS and (vi) any successors or assigns of any of the foregoing.

     Notice of Acceptance shall have the meaning set forth in Section 3.3(c) hereof.

     Offer shall have the meaning set forth in Section 3.3(a) hereof.

     Offered Securities shall mean (i) any shares of Common Stock, Preferred Stock or any other equity security of the Corporation, (ii) any debt security or capitalized lease with any equity feature with respect to the Corporation, or
(iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security, debt security or capitalized lease; provided however, Offered Securities shall not include (x) the Excluded Securities and(y) securities issued and outstanding as of the date of this Agreement.

     Original Agreement shall have the meaning set forth in the preamble hereto.

     Other Senior C Directors shall have the meaning set forth in Section 6.1(d) hereof.

     Other Shares shall have the meaning set forth in Section 4.5(e) hereof.

     Preferred Shares shall mean the Series A Preferred Shares, the Series B Preferred Shares, the Series B-1 Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares and the Series C-2 Preferred Shares.

     Preferred Stock shall mean, collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock and the Series C-2 Preferred Stock.


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     Preferred Stockholders shall mean, collectively, the Series A Stockholders, the Series B Stockholders, the Series B-1 Stockholders, the Series C Stockholders, the Series C-1 Stockholders and the Series C-2 Stockholders.

     Property shall include, without limitation, land, buildings and laboratory facilities owned or leased by the Corporation or as to which the Corporation now has any duties, responsibilities (for clean-up, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Corporation or any subsidiary of the Corporation may have such duties, responsibilities or liabilities because of past acts or omissions of the Corporation or any such subsidiary or their predecessors, or because the Corporation or any such subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings and/or laboratory facilities.

     Put and Support Agreement shall mean that certain Put and Support Agreement, dated March 22, 2005, by and among the Corporation, ABI Canada and the Canadian Investors, as amended and in effect from time to time.

     Put Right shall have the meaning set forth in the Put and Support
Agreement.

     Qualified Public Offering shall have the meaning set forth in Section 3.17 hereof.

     Refused Securities shall have the meaning set forth in Section 3.3(f) hereof.

     Restricted Securities shall mean any of the Preferred Shares and the Common Stock issued or issuable upon the conversion of the Preferred Shares, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any Canadian Investor or any member of their Group (including without limitation any shares of Series C-1 Preferred Stock issuable pursuant to the exercise of the Put Right under the Put and Support Agreement) which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) pursuant to an effective registration statement filed pursuant to the Securities Act, or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

     Restricted Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Restricted Securities or otherwise constituting a portion of the Restricted Securities.

     Securities Act shall mean the Securities Act of 1933, as amended.

     Senior C Directors shall have the meaning set forth in Section 6.1(d) hereof.


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     Senior C Preferred Shares shall mean, collectively, the Series C Preferred
Shares, the Series C-1 Preferred Shares and the Series C-2 Preferred Shares.

     Senior C Preferred Stock shall mean, collectively, the Series C Preferred Stock, the Series C-1 Preferred Stock and the Series C-2 Preferred Stock.

     Senior C Stockholders shall mean, collectively, the Series C Stockholders, the Series C-1 Stockholders and the Series C-2 Stockholders.

     Series A Directors shall have the meaning set forth in Section 6.1(b) hereof.

     Series A Preferred Shares shall mean issued and outstanding shares of the Series A Preferred Stock.

     Series A Preferred Stock shall mean Series A Convertible Preferred Stock, par value $.01 per share, of the Corporation.

     Series A Stockholders shall have the meaning set forth in the preamble hereto.

     Series B Preferred Shares shall mean issued and outstanding shares of Series B Preferred Stock.

     Series B Preferred Stock shall mean Series B Convertible Preferred Stock, par value $.01 per share, of the Corporation.

     Series B Stockholders shall have the meaning set forth in the preamble hereto.

     Series B-1 Preferred Shares shall mean issued and outstanding shares of Series B-1 Preferred Stock.

     Series B-1 Preferred Stock shall mean Series B-1 Convertible Preferred Stock, par value $.01 per share, of the Corporation.

     Series B-1 Stockholders shall have the meaning set forth in the preamble hereto.

     Series C Preferred Shares shall mean issued and outstanding shares of Series C Preferred Stock.

     Series C Preferred Stock shall mean Series C Convertible Preferred Stock, par value $.01 per share, of the Corporation.

     Series C Stock Purchase Agreement shall mean the Series C Convertible Preferred Stock Purchase Agreement, dated as of December 22, 2004, by and among the Corporation and the purchasers of Series C Preferred Stock parties thereto, as amended and in effect from time to time.

     Series C Stockholders shall have the meaning set forth in the preamble hereto.


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     Series C-1 Preferred Shares shall mean issued and outstanding shares of
Series C-1 Preferred Stock.

     Series C-1 Preferred Stock shall mean Series C-1 Convertible Preferred Stock, par value $.01 per share, of the Corporation.

     Series C-1 Stockholders shall mean those holders of shares of Series C-1 Preferred Stock who acquired such shares of Series C-1 Preferred Stock pursuant to the Put and Support Agreement, and are listed on SCHEDULE 8 hereto, as such schedule may be amended from time to time as set forth in Section 14 hereof.

     Series C-2 Preferred Shares shall mean issued and outstanding shares of Series C-2 Preferred Stock..

     Series C-2 Preferred Stock shall mean Series C-2 Convertible Preferred Stock, par value $.01 per share, of the Corporation.

     Series C-2 Stockholders shall have the meaning set forth in the preamble hereto.

     Stockholders shall mean all holders of capital stock of the Corporation.

     Transfer shall mean any disposition of any Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

     Unaffiliated HCV Directors shall have the meaning set forth in Section 6.1(b) hereof.

     VenGrowth shall mean The VenGrowth Advanced Life Sciences Fund Inc.

     VenGrowth Director shall have the meaning set forth in Section 6.1(d) hereof.

     VenGrowth Group shall mean (i) VenGrowth, (ii) VenGrowth Private Equity Partners Inc. ("VenGrowth Partners"), (iii) any corporation, trust partnership, limited liability corporation, partnership or other form of business entity which is an investment fund to which VenGrowth or VenGrowth Partners or any of its affiliates provides investment management and/or advisory services (which for greater certainty currently includes, among others, (a) any limited partners or affiliates of VenGrowth or VenGrowth Partners, (b) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of VenGrowth or VenGrowth Partners) and (iv) any successors or assigns of any of the foregoing.

     SECTION 2. CMDF and VenGrowth Rights and Obligations.

          2.1. CMDF and VenGrowth Rights and Obligations. The Corporation shall not, and the parties hereto agree that the Corporation shall not, take any action in respect of which the prior consent, approval or request of those persons holding a specified percentage or proportion of shares of Common Stock and/or any or all series of Preferred Stock issued and outstanding or a specified percentage or proportion of the voting power of shares of Common


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Stock and/or any or all series of Preferred Stock issued and outstanding (in either case whether the shares of Common Stock and/or any or all series of Preferred Stock are voting, consenting, approving or requesting together as a single class or are voting, consenting, approving or requesting separately by class or series), is required (i) by the Certificate, (ii) under this Agreement,
(iii) under the Series C Stock Purchase Agreement, or (iv) under any applicable law, unless, in each case, (x) the Corporation provides each Canadian Investor with not less than ten (10) days prior notice with respect to the consent, approval or request sought or the action to be taken, and (y) such consent, approval or request is given by persons (including, without limitation, Canadian Investors, if required) holding shares of Preferred Stock and/or Common Stock issued and outstanding (after giving effect to the provisions the next sentence) at the time such consent, approval or request is sought that represent such specified percentage or proportion. Solely for purposes of this Section 2, all of the preferred shares of ABI Canada that are outstanding shall be deemed to have been put for shares of Preferred Stock or Common Stock, as the case may be, pursuant to the Put and Support Agreement, and such shares of Preferred Stock or Common Stock shall be deemed to be issued and outstanding, immediately prior to the effectiveness of any consent, approval or request subject to this Section 2.1.

          2.2. Excluded Rights. For greater certainty, and without limiting the generality of the foregoing, no Canadian Investor may exercise any voting or other rights in the Corporation in respect of voting to elect the directors of the Corporation pursuant to Section 6 hereof or the Certificate unless and until such Canadian Investor, upon the exercise of the Put Right pursuant to the terms and conditions of the Put and Support Agreement, becomes a Series C-1 Stockholder. At such time that a Canadian Investor becomes a Series C-1 Stockholder, all restrictions on voting or other rights in the Corporation in respect of voting set forth in the first sentence of this Section 2.2 shall terminate immediately with respect to such Canadian Investor, and such Canadian Investor shall agree to be bound by the terms and provisions of Section 6 hereof.

          2.3 Duration of Section. Sections 2.1 and 2.2 hereof and the rights and obligations of the parties thereunder shall automatically terminate on the earlier of (A) the consummation of (i) a Qualified Public Offering (as defined in Section 3.17 hereof) or (ii) an Approved Sale (as defined in Section 3.14 hereof) and (B) the date on which all Canadian Investors shall have become Series C-1 Stockholders.

     SECTION 3. Certain Covenants of the Corporation.

          3.1. Meetings of the Board of Directors. The Corporation shall call, and use its best efforts to have, regular meetings of the Board not less often than quarterly. The Corporation shall pay all reasonable and appropriately documented travel expenses and other out-of-pocket expenses incurred by directors who are not employed by the Corporation in connection with attendance at meetings to transact the business of the Corporation or attendance at meetings of the Board or any committee thereof.

          3.2. Reservation of Shares of Common Stock and Preferred Stock, Etc. The Corporation shall at all times have authorized and reserved out of its authorized but unissued shares of Common Stock, a sufficient number of shares of Common Stock to provide for the


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conversion of the Preferred Shares. Neither the issuance of the Preferred Shares to the Investors nor the shares of Common Stock issuable upon the conversion of such Preferred Shares shall be subject to any preemptive right of any Stockholder.

          3.3. Right of First Refusal.

          (a) The Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities unless in each case the Corporation shall have first offered to sell to the Investors and the Canadian Investors all of such Offered Securities on the terms set forth herein (the "Offer"). Each Investor and Canadian Investors shall be entitled to purchase up to its Equity Percentage of the Offered Securities. In addition, each Investor and Canadian Investor shall have a right of oversubscription ("Right of Oversubscription") such that if any Investor or Canadian Investor fails to accept the Offer as to its Equity Percentage of the Offered Securities, the remaining Investors and Canadian Investor shall, among them, have the right to purchase up to the balance of the Offered Securities not so purchased. Such Right of Oversubscription may be exercised by an Investor or a Canadian Investor (each, an "Oversubscribing Investor") by accepting the Offer as to more than its Equity Percentage of the Offered Securities. If as a result thereof, such oversubscriptions exceed the total number of the Offered Securities available in respect of such oversubscription privilege, the Oversubscribing Investors shall be cut back with respect to their oversubscriptions on a pro rata basis. Each Investor and Canadian Investor may delegate or assign its rights and obligations with respect to such Offer to one or more members of its Group, which members shall thereafter be deemed to be "Investors" or "Canadian Investors", as applicable, for the purpose of applying this Section 3.3 to such Offer. Each Canadian Investor, to the extent that it does not exercise its rights under this Section 3.3, shall have the option to receive the right to subscribe for an equivalent number of shares in ABI Canada; provided, that a number of shares of ABI Canada are issued to the Corporation simultaneously so as to maintain equal ownership percentage of ABI Canada with the Canadian Investors (i.e., the Corporation owns 50% and the Canadian Investors own 50% at all times) and the provisions of this Agreement shall apply mutatis mutandis and the parties shall agree to make any conforming changes to the Put and Support Agreement to reflect the right to purchase additional shares in ABI Canada (pursuant to this paragraph). Such additional shares of ABI Canada will be subject to the put provisions contained in the Put and Support Agreement.

          (b) The Corporation shall deliver to each Investor and Canadian Investor written notice of the Offer, specifying the price and terms and conditions of the Offer (the "Offer Notice"). The Offer by its terms shall remain open and irrevocable for a period of 20 days from the date of delivery of the Offer Notice to each Investor and Canadian Investor (the "20-Day Period"), subject to extension to include the Excess Securities Period (as such term is hereinafter defined).

          (c) Each Investor and Canadian Investor shall evidence its intention to accept the Offer by delivering a written notice signed by the Investor or Canadian Investor, as applicable, setting forth the number of shares that the Investor or Canadian Investor elects to purchase (the "Notice of Acceptance"). The Notice of Acceptance must be delivered to the Corporation not later than the last day of the 20-Day Period.


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          (d) If any Investor or Canadian Investor fails to exercise its rights hereunder to purchase all or any portion of its Equity Percentage of the Offered Securities, the Corporation shall so notify the other Investors and Canadian Investors in a written notice (the "Excess Securities Notice"). The Excess Securities Notice shall be given by the Corporation promptly after it learns of any Investor's or Canadian Investor's intention not to purchase all or any portion of its Equity Percentage of the Offered Securities, but in no event later than ten (10) days after the expiration of the 20-Day Period. The Investors and Canadian Investors who or which have agreed to purchase their Equity Percentage of the Offered Securities shall have the right to purchase the portion not purchased by such other Investor(s) or Canadian Investor(s) (the "Excess Securities"), on a pro rata basis, by giving notice within ten (10) days after receipt of the Excess Securities Notice from the Corporation. The twenty
(20) day period during which (i) the Corporation must give the Excess Securities Notice to the other Investors and Canadian Investors, and (ii) each of the other Investors and Canadian Investors must give the Corporation notice of its intention to purchase all or any portion of its pro rata share of its Excess Securities is hereinafter referred to as the "Excess Securities Period."

          (e) If the Investors or Canadian Investors tender their Notices of Acceptance prior to the end of the 20-Day Period indicating their intention to purchase all of the Offered Securities, or if prior to the termination of the Excess Securities Period, the Investors or Canadian Investors tender Excess Securities Notices to purchase all of the Excess Securities, the Corporation shall proceed to promptly schedule a closing of the sale of all such Offered Securities at which closing each Investor and Canadian Investor shall (i) purchase from the Corporation that portion of the Offered Securities (including the Excess Securities) for which it tendered a Notice of Acceptance and an Excess Securities Notice, if applicable, upon the terms specified in the Offer Notice, and (ii) execute and deliver an agreement further restricting transfer of such Offered Securities substantially as set forth in Sections 4.1, 4.2 and
4.3 hereof. In addition, with respect to the Offered Securities being purchased by the Investors and Canadian Investors at such closing, the Corporation shall provide each such Investor and Canadian Investor with the rights and benefits set forth in this Agreement. The obligation of each Investor and Canadian Investor to purchase its respective portion of such Offered Securities at such closing is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such Investor and such Investor's counsel and to such Canadian Investor and such Canadian Investor's counsel.

          (f) In the event the Corporation does not sell all of the Offered Securities pursuant to Section 3.3(e) hereof, the Corporation shall have ninety
(90) days from the expiration of 20 Day Period or, if applicable, the Excess Securities Period to sell the portion of the Offered Securities (including the Excess Securities) refused by the Investors and Canadian Investors (the "Refused Securities") to any other person or persons, but only upon terms and conditions which are in all material respects (including, without limitation, price and interest rate) no more favorable to such other person or persons, and no less favorable to the Corporation, than those set forth in the Offer Notice. Upon and subject to the closing of the sale of all of the Refused Securities (which shall include full payment to the Corporation), each Investor and Canadian Investor shall (i) purchase from the Corporation those Offered Securities (including the Excess Securities) for which it tendered a Notice of Acceptance or an Excess Securities Notice, as applicable, upon the terms specified in the Offer Notice, and (ii) execute and deliver an agreement restricting transfer of such Offered Securities (including the Excess Securities) substantially as set forth in Sections 4.1, 4.2 and 4.3 hereof. In addition, with respect to the Offered Securities being purchased by the Investors and Canadian Investors, the Corporation shall provide each such Investor and Canadian Investor with the rights and benefits set forth in this Agreement. The Corporation agrees, as a condition precedent to accepting payment for and making delivery of any Refused Securities to any person other than an Investor or Canadian Investor, to have each and every such person execute and deliver a Stock Restriction Agreement in the capacity of a "Principal Stockholder" as defined therein, substantially in the form attached hereto as Exhibit A, or as may be modified or amended from time to time with the prior approval of the holders of a majority of the combined voting power of the Preferred Shares then outstanding, calculated in accordance with Section A.6(a) of Article III of the Certificate (but including in such calculation, any outstanding Restricted Shares held by such holders), to the extent such purchaser has not already executed such Agreement. The obligation of any Investor or Canadian Investor to purchase any portion of such Offered Securities (including the Excess Securities) is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such Investor and such Investor's counsel and to such Canadian Investor and such Canadian Investor's counsel.

          (g) In each case, any Offered Securities not purchased either by the Investors or Canadian Investors or by any other person in accordance with this
Section 3.3 may not be sold or otherwise disposed of until they are again offered to the Investors and Canadian Investors under the procedures specified in Paragraphs (a), (b), (c), (d) (e) and (f) of this Section 3.3.

          (h) Each Investor and Canadian Investor may, by prior written consent, waive its rights under this Section 3.3. Such a waiver shall be deemed a limited waiver and shall only apply to the extent specifically set forth in the written consent of such Investor or Canadian Investor.

          3.4. Negative Covenants.

          (a) Supermajority Approvals. The Corporation shall not, directly or indirectly, take any of the actions specified in Article III, Section A.6(c)(iv) of the Certificate without (x) the prior written consent or vote of the holders of at least a majority of the voting power (determined as set forth in the third sentence of Section A.6(a) of Article III of the Certificate) of the then outstanding shares of the Series A Preferred Stock, voting or consenting as a separate class, (y) the prior written consent or vote of the holders of at least two-thirds of the voting power (determined as set forth in the third sentence of Section A.6(a) of Article III of the Certificate) of the then outstanding shares of the B Preferred Stock, voting or consenting together as a separate class, and
(z) the prior written consent or vote of the holders of at least fifty-five percent (55%) of the voting power (determined as set forth in the third sentence of Section A.6(a) of Article III of the Certificate) of the then outstanding shares of the Senior C Preferred Stock, voting or consenting together as a separate class.

          (b) Majority Approvals. The Corporation shall not, directly or indirectly, take any of the actions specified in Article III, Section A.6(c)(v) of the Certificate without the prior written consent or vote of the holders of at least a majority of the voting power (determined as set forth in the third sentence of Section A.6(a) of Article III of the Certificate) of the then outstanding shares of Preferred Stock, voting or consenting together as a single class.

          (c) Registration Rights. The Corporation shall not hereafter grant to any persons any rights to register or qualify stock of the Corporation under federal or state securities laws, without the prior written consent or vote of the holders of at least a majority of the then outstanding Restricted Securities (calculated on an as-converted to Common Stock basis).

          (d) Board Approvals. In addition to and not in limitation of the provisions of Sections 3.4(a) and (b) hereof, the Corporation shall not, directly or indirectly, (i) take any of the actions specified in Article V, Section A.2 of the Certificate without the prior written consent or vote of the Board of Directors and (ii) take any action (or refrain from taking any action) as a holder of capital in ABI Canada without the prior written consent or vote of the Board of Directors (including the affirmative consent or vote of the HCV Director).

          3.5. Filing of Reports Under the Exchange Act.

          (a) The Corporation shall give prompt notice to the holders of Preferred Stock and the Canadian Investors of (i) the filing of any registration statement (an "Exchange Act Registration Statement") pursuant to the Exchange Act, relating to any class of equity securities of the Corporation, (ii) the effectiveness of such Exchange Act Registration Statement, and (iii) the number of shares of such class of equity securities outstanding, as reported in such Exchange Act Registration Statement, in order to enable the Investors and Canadian Investors to comply with any reporting requirements under the Exchange Act or the Securities Act. Upon the written request of (i) Series A Stockholders holding a majority of the then outstanding shares of Series A Preferred Stock, voting or consenting together as a separate class, (ii) B Stockholders representing at least a majority of the voting power (determined as set forth in the third sentence of Section A.6(a) of Article III of the Certificate) of the then outstanding shares of the B Preferred Stock, voting or consenting together as a separate class, or (iii) Senior C Stockholders representing at least fifty-five percent (55%) of the voting power (determined as set forth in the third sentence of Section A.6(a) of Article III of the Certificate) of the then outstanding shares of the Senior C Preferred Stock, voting or consenting together as a separate class, the Corporation shall, at any time after the Corporation has registered any shares of Common Stock under the Exchange Act, file an Exchange Act Registration Statement relating to any class of equity securities of the Corporation then held by the applicable Investors, or issuable upon conversion or exercise of any class of debt or equity securities or warrants or options of the Corporation then held by the applicable Investors, whether or not the class of equity securities with respect to which such request is made shall be held by the number of persons which would require the filing of a registration statement under Section 12(g)(1) of the Exchange Act.

          (b) If the Corporation shall have filed an Exchange Act Registration Statement or a registration statement (including an offering circular under Regulation A promulgated under the Securities Act) pursuant to the requirements of the Securities Act, which shall have become effective (and in any event, at all times following the initial public offering of any of the securities of the Corporation), then the Corporation shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Restricted Shares by any holder of Restricted Securities (including any such exemption pursuant to Rule 144 or Rule 144A thereof, as amended from time to time, or any successor rule thereto or otherwise). The Corporation shall cooperate with each holder of Restricted Securities in supplying such information as may be necessary for such holder of Restricted Securities to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 or Rule 144A thereunder or otherwise) for the sale of any of the Restricted Shares by any holder of Restricted Securities.

          3.6. Access to Records. The Corporation shall afford to each of the Investors and Canadian Investors and such Investor's and Canadian Investor's employees, counsel and other authorized representatives, free and full access, at all reasonable times and for reasonable periods of time, to all of the books, records and properties of the Corporation and to all officers and employees of the Corporation.

          3.7. Financial Reports. Until such time that the Corporation has a class of its equity securities registered under the Exchange Act and is required to file reports thereunder pursuant to Sections 13 or 15(d) of the Exchange Act, except with respect to the obligation set forth in Section 3.7(e)(i) hereof which shall survive such time, the Corporation shall furnish each of the Investors and Canadian Investors with the financial information described below:

          (a) Within 20 days after the last day of each calendar month (or such other calendar period as is approved by the Board), financial statements, including a balance sheet as of the last date of such month, a statement of income (or monthly operating expenses) for such month, together with a cumulative statement of income from the first day of the fiscal year to the last day of such month, which statements shall be prepared from the books and records of the Corporation, a cash flow analysis, together with cumulative cash flow analyses from the first day of the fiscal year to the last day of such month, and a comparison between the actual monthly operating expenses and the projected figures for such month and the comparable figures for the prior year, subject to the provisions of Section 3.9 hereof.

          (b) The Corporation shall deliver to each of the Investors and Canadian Investors, within 45 days after the end of each fiscal quarter, unaudited financial statements for such fiscal quarter, certified by the Chief Financial Officer or the Treasurer of the Corporation as presenting fairly the financial condition and results of operations of the Corporation and as having been prepared on a basis consistent with the accounting principles reflected in the Corporation's annual audited financial statements (subject to the absence of footnotes), accompanied by a report, signed by the Chief Financial Officer or the Treasurer of the Corporation, summarizing the operating and financial highlights of the Corporation for such quarter, which report shall include (a) a comparison between the actual quarterly operating and financial results, the Budget (as defined in Section 3.8 hereof) and the results of that quarter for the prior fiscal year of the Corporation, together with an explanation of material variances from the Budget and such prior year quarter, as the case may be, and (b) a narrative analysis of operations and trends in the business of the Corporation during such quarter.

          (c) Within 90 days after the end of each fiscal year of the Corporation, audited financial statements of the Corporation, which shall include an income statement and a statement of cash flow for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by the report of an independent accounting firm of national reputation as shall have been approved by the Board.

          (d) If for any period the Corporation shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Corporation, then the financial statements delivered for such period pursuant to paragraphs (a),
(b) and (c) of this Section 3.7 shall be the consolidated and consolidating financial statements of the Corporation for all such consolidated subsidiaries.

          (e) Promptly upon becoming available:

               (i) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Corporation to its Stockholders or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with the Commission or any securities exchange or self-regulatory organization; and

               (ii) any other financial or other information available to management of the Corporation that any of the Investors and Canadian Investors shall have reasonably requested on a timely basis.

          3.8. Budget and Operating Forecast. The Corporation shall prepare and submit to the Board and each of the Investors and Canadian Investors an operating plan with monthly and quarterly breakdowns (the "Budget") for each fiscal year at least 45 days prior to the beginning of each fiscal year of the Corporation. The Budget shall be deemed accepted as the Budget for such fiscal year only when it has been approved by the Board. The Budget shall be reviewed by the Corporation periodically and all changes therein, and all material deviations therefrom, shall be reviewed by the Board on at least a quarterly basis.

          3.9. System of Accounting. The Corporation shall maintain, and cause each of its subsidiaries, when and if any shall exist, to maintain, its books of accounts, related records and system of accounting in accordance with good business practices and generally accepted accounting principles, and shall cause the matters contained therein to be appropriately and accurately reflected in the financial reports (which shall be prepared in accordance with generally accepted accounting principles) furnished pursuant to this Agreement.

          3.10. Restriction on Transfer Rights; Confidentiality; Termination. The rights granted to each of the Investors pursuant to Sections 3.6 through 3.8 hereof shall not be transferred or assigned by any Investor to, and shall not inure to the benefit of, any successor, transferee or assignee of any Investor, while it is engaged in any business directly competitive with the Corporation. The rights granted to each of the Canadian Investors pursuant to Sections 3.6 through 3.8 hereof shall automatically terminate upon the date on which such Canadian Investor no longer owns all of the capital stock in ABI Canada that such Canadian Investor shall own immediately following the execution of this Agreement.

          3.11. Confidentiality and Non-Competition Agreements for Key Employees. The Corporation shall cause each person who is presently an employee of or a consultant or independent contractor to the Corporation or who becomes an employee of or a consultant to the Corporation subsequent to the date hereof and who shall have or be proposed to have access to confidential or proprietary information of the Corporation to execute a confidentiality and non-competition agreement in form and substance attached hereto or otherwise approved by the Board prior to the commencement of such person's employment by the Corporation in such capacity.

          3.12. Stock Restriction Agreement for Chief Officers and Principal Stockholders. In connection with the transactions contemplated by the Merger Agreement, the Corporation caused James L. Warren, Glenn Kazo and Steven C. Gilman, Ph.D. to execute a Third Amended and Restated Stock Restriction Agreement substantially in the form attached hereto as Exhibit A and shall maintain such agreement in full force and effect.

          3.13. Marketing and Promotional Material. Each of the Investors and Canadian Investors will have the right to review and approve, in advance of publication, distribution or dissemination, any reference to such Investor or any entity affiliated with such Investor (other than the Corporation), contained in any document, instrument, report or filing or in any advertising, marketing, promotional and similar materials.

          3.14. Bring-Along Rights.

          (a) If, by vote or written consent, (i) the Board of Directors, (ii) the holders of at least a majority of the voting power (determined as set forth in the third sentence of Section A.6(a) of Article III of the Certificate) of the then outstanding shares of the Series A Preferred Stock, voting or consenting as a separate class, (iii) the holders of at least two-thirds of the voting power (determined as set forth in the third sentence of Section A.6(a) of Article III of the Certificate) of the then outstanding shares of the B Preferred Stock, voting or consenting together as a separate class, and (iv) the holders of at least fifty-five percent (55%) of the voting power (determined as set forth in the third sentence of Section A.6(a) of Article III of the Certificate) of the then outstanding shares of the Senior C Preferred Stock, voting or consenting together as a separate class (the holders referred to in the foregoing clauses (ii), (iii) and (iv) of this Section 3.14(a) being referred to herein, collectively, as the "Approving Investors"), approve a change of control of the Corporation pursuant to which any bona fide unaffiliated third party proposes to acquire all or substantially all of the assets or all or substantially all of the capital stock of the Corporation, whether by purchase, merger, consolidation, share exchange, sale of assets, exclusive license or otherwise (an "Approved Sale"), the Approving Investors shall provide all other Investors who are not Approving Investors and each Original Stockholder (collectively, the "Remaining Stockholders") at least ten
(10) days advance notice of such

Approved Sale, which notice shall include a reasonably detailed description of the Approved Sale, including the proposed time and place of closing, the consideration to be received by the Remaining Stockholders, and any other material terms. For the avoidance of doubt, in the event that any Canadian Investor is not an Approving Investor, such Canadian Investor shall be deemed a Remaining Stockholder for the purposes of this Section 3.14. The Remaining Stockholders shall consent to, vote for and raise no objections to the Approved Sale, and (i) the Remaining Stockholders shall waive any dissenters rights, appraisal rights or similar rights, if any, in connection with such merger, consolidation or asset sale, or (ii) if the Approved Sale is structured as a sale of the stock of the Corporation, the Remaining Stockholders shall agree to sell all of their shares of capital stock of the Corporation on the terms and conditions approved by the Approving Investors, provided such terms do not provide that the Remaining Stockholders would receive less than the amount that would be distributed to such Remaining Stockholders in the event the proceeds of the Approved Sale were distributed in accordance with the Restated Certificate; provided, however, that in the event that (a) any Canadian Investor is a Remaining Stockholder and (b) such Canadian Investor has not exercised the Put Right, then such Canadian Investor shall agree to sell all of its shares of capital stock of ABI Canada on the terms and conditions approved by the Approving Investors. The Remaining Stockholders shall take all reasonably necessary and desirable actions requested by the Approving Investors in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments (collectively, the "Sale Documents") and other actions reasonably necessary to (i) effectuate the Approved Sale, including (only in the case that a third party requires both the Corporation and all of the Approving Investors and the Remaining Stockholders to individually sign such Sale Documents) making such customary representations, warranties, indemnities, covenants, conditions, escrow agreements and other customary agreements relating to such Approved Sale (provided that each Remaining Stockholder's aggregate liability pursuant to the Sale Documents or otherwise in connection with the Approved Sale shall be limited to the value of the consideration received by each such Remaining Stockholder on account of the Approved Sale) and (ii) effectuate the agreed-upon allocation and distribution of the aggregate consideration upon the Approved Sale.

          (b) Each of the Remaining Stockholders hereby appoints, for so long as the provisions of Section 3.14(a) hereof remain in effect, the Approving Investor that holds shares of Preferred Stock that, collectively, represent the largest amount of voting power (determined as set forth in the third sentence of Section A.6(a) of Article III of the Certificate) as compared to the voting power (determined as set forth in the third sentence of Section A.6(a) of Article III of the Certificate) of the shares of Preferred Stock then held by each other Approving Investors, as such Remaining Stockholder's attorney and proxy with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to the capital stock of the Corporation owned by such Remaining Stockholder, solely on the matters and in the manner specified in Section 3.14(a) hereof.

          (c) THE PROXIES AND POWER OF ATTORNEY GRANTED PURSUANT TO THE ABOVE PARAGRAPH ARE IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Remaining Stockholder hereby revokes all other proxies and powers of attorney on the matters specified in Section 3.14(a) hereof with respect to the shares of capital stock of the Corporation which such Remaining Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Remaining Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of each Remaining Stockholder and any obligation of a Remaining Stockholder under this Agreement shall be binding upon the heirs, personal representatives and successors of such Remaining Stockholder.

          3.15. Vesting of Stock. Unless otherwise approved by the Board of Directors by vote or written consent in which at least one of the Series A Directors, the B Director and at least one of the Senior C Directors concur, and except for the Assumed Options (as defined in the Merger Agreement), all stock, stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers pursuant to a stock purchase or option plan or other employee stock incentive program or otherwise ("Stock Awards") (i) shall be subject to a minimum vesting schedule of at least four years, pursuant to which 25% of the shares subject to any such Stock Award will vest no sooner than one year after the date of the issuance or grant of such Stock Award, and 75% of the shares subject to such Stock Award will vest no more frequently and no sooner than monthly on a pro rata basis beginning on the first anniversary of the date of issuance or grant of such Stock Award, (ii) shall provide for termination of vesting and forfeiture of any unvested portion of such Stock Award upon cessation of employment, and (iii) shall provide that as a condition to issuance of any shares, the recipient of such shares shall sign a written agreement in a form approved by the Board providing the Corporation with a right of first refusal on any transfer of such shares with certain exceptions for transfers to immediate family members and to trusts of which the holder is the trustee.

          3.16. Environmental Matters. All development, construction and operation of property purchased, leased or otherwise acquired by the Corporation shall, in all material respects, comply with, and shall be lawful, permitted and conforming uses in all material respects under, all applicable building, fire, safety, subdivision, zoning, sewer, environmental, securities, health, insurance and other laws, ordinances, rules, regulations and plan approval conditions of any governmental or public body or authority. The Corporation shall promptly advise the Investors and Canadian Investors in writing of any pending or threatened claim, demand or action by any governmental authority or third party relating to any Hazardous Materials affecting the Property of which it has knowledge. The Corporation shall not discharge, place, release, spill or dispose of any Hazardous Materials or any other pollutants or effluents upon the Property or elsewhere (including, but not limited to, underground injection of such substances), and the Corporation shall not discharge into the air any emission which would require a permit under the Clean Air Act or its state counterparts or any other Environmental Laws, except in compliance with the Environmental Laws. The Stockholders shall have no control over, or authority with respect to, the waste disposal operations of the Corporation. The Corporation hereby indemnifies, defends and holds harmless the Investors and Canadian Investors from and against any and all manner of actions, causes of action, suits, debts, accounts, controversies, judgments, claims, demands, losses or liabilities of any nature (including reasonable attorneys' fees) directly or indirectly arising out of or attributable to (a) any misrepresentation or breach of the representations and covenants set forth in
Section 5.18 of the Series C Stock Purchase Agreement, or (b) the use, generation, storage, release, threatened release, discharge, disposal or presence of Hazardous Materials on, under or about the Property by any person during the period that the Corporation was the legal or equitable owner of the Property or which occurred prior to such time and was otherwise actually known by, or should have been known by, the Corporation. The obligation of the Corporation to indemnify the Investors and Canadian Investors shall specifically cover and include, without limitation, all fines and penalties imposed by federal, state or local authorities, costs of removing or neutralizing the Hazardous Materials, injury to the property adjoining the Property, injury to persons living or working on or about the Property or adjoining or otherwise affecting property, and all other indirect or consequential damages incurred by the Investors and Canadian Investors.

          3.17. Duration of Section. Sections 3.3, 3.4 and 3.6 through 3.16 hereof and the rights and obligations of the parties thereunder shall automatically terminate (i) on the consummation of a firm commitment underwritten public offering of Common Stock registered under the Securities Act pursuant to which (a) Common Stock is offered to the public at a price of at least $5.00 per share of Common Stock (subject to adjustment for stock splits, stock dividends, reverse stock splits, stock combinations, recapitalizations and like occurrences) and (b) the net proceeds to the Corporation are at least $40 million (a "Qualified Public Offering"), and (ii) as to any Investor or Canadian Investor, when such Investor ceases to own shares of capital stock or other securities of the Corporation or such Canadian Investor ceases to own shares of capital stock or other securities of the Corporation or ABI Canada.

     SECTION 4. Transfer of Securities.

          4.1. Restriction on Transfer. The Restricted Securities shall not be transferable, except upon the conditions specified in this Section 4, which conditions are intended solely to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof.

          4.2. Restrictive Legend. Each certificate evidencing any Restricted Securities and each certificate evidencing any such securities issued to subsequent transferees of any Restricted Securities shall (unless otherwise permitted by the provisions of Section 4.3 or 4.10 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE FOURTH AMENDED AND

          RESTATED STOCKHOLDERS' AGREEMENT DATED DECEMBER 30, 2005 AMONG ACTIVBIOTICS, INC. AND CERTAIN OTHER SIGNATORIES THERETO, AS AMENDED AND IN EFFECT FROM TIME TO TIME, AND NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ACTIVBIOTICS, INC.

          4.3. Notice of Transfer. By acceptance of any Restricted Securities, the holder thereof agrees to give prior written notice to the Corporation of such holder's intention to effect any Transfer and to comply in all other respects with the provisions of this Section 4.3. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by: (a) the written opinion of counsel for the holder of such Restricted Securities, or, at such holder's option, a representation letter of such holder, addressed to the Corporation (which opinion and counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), as to whether, in the case of a written opinion, in the opinion of such counsel, such proposed Transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act and applicable state securities laws or an exemption thereunder is available, or, in the case of a representation letter, such letter sets forth a factual basis for concluding that such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act and applicable State Securities laws or that an exemption thereunder is available, or (b) if such registration is required and if the provisions of Section 4.4 hereof are applicable, a written request addressed to the Corporation by the holder of such Restricted Securities, describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Restricted Securities pursuant to the terms and provisions of Section 4.4 hereof; provided, however, that (y) in the case of a Transfer by a holder to a member of such holder's Group, no such opinion of counsel or representation letter of the holder shall be necessary, provided that the transferee agrees in writing to be subject to Sections 4.1, 4.2, 4.3 and 4.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement, and
(z) in the case of any holder of Restricted Securities that is a partnership, no such opinion of counsel or representation letter of the holder shall be necessary for a Transfer by such holder to a partner of such holder, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner if, with respect to such Transfer by a partnership, (i) such Transfer is made in accordance with the partnership agreement of such partnership, and (ii) the transferee agrees in writing to be subject to the terms of Sections 4.1, 4.2, 4.3 and 4.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement. If in such opinion of counsel or as reasonably concluded from the facts set forth in the representation letter of the holder (which opinion and counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws or "blue sky" laws, then the holder of Restricted Securities shall thereupon be entitled to effect such Transfer in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon such Transfer (and each certificate or other instrument evidencing any such securities not Transferred) shall bear the legend set forth in Section 4.2 hereof unless: (a) in such opinion of such counsel or as can be concluded from the representation letter of such holder (which opinion and counsel or representation letter shall be reasonably acceptable to the Corporation) the registration of future Transfers is not required by the applicable provisions of the Securities Act and state securities laws, or (b) the Corporation shall have waived the requirement of such legend; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time or any similar or successor rule) promulgated under the Securities Act. The holder of Restricted Securities shall not effect any Transfer until such opinion of counsel or representation letter of such holder has been given to and accepted by the Corporation (unless waived by the Corporation) or until registration of the Restricted Securities involved in the above-mentioned request has become effective under the Securities Act. In the event that an opinion of counsel is required by the registrar or transfer agent of the Corporation to effect a transfer of Restricted Securities in the future, the Corporation shall seek and obtain such opinion from its counsel, and the holder of such Restricted Securities shall provide such reasonable assistance as is requested by the Corporation (other than the furnishing of an opinion of counsel) to satisfy the requirements of the registrar or transfer agent to effectuate such transfer.

          4.4. Required Registration. At any time following the date that is the earlier of (i) the fifth anniversary of the Merger Closing Date (which term shall have the same meaning herein as the term "Closing Date" has in the Merger Agreement) and (ii) six months following the closing of an initial public offering, if the Corporation shall be requested (a) by holders of 15% or more of the outstanding Restricted Securities (on an as-converted basis) to effect the registration under the Securities Act of Restricted Shares, or (b) after the first registration pursuant to this Section 4.4, by one or more of the holders of Restricted Securities, to effect the registration under the Securities Act of Restricted Shares, then the Corporation shall promptly give written notice of such proposed registration to all holders of Restricted Securities, and thereupon the Corporation shall promptly use its best efforts to effect the registration under the Securities Act of the Restricted Shares that the Corporation has been requested to register for disposition as described in the request of such holders of Restricted Securities and in any response received from any of the holders of Restricted Securities within 30 days after the giving of the written notice by the Corporation; provided, however, that the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions and Section
4.6 hereof:

          (a) Subject to Section 4.6 hereof, the Corporation shall not be obligated to file and cause to become effective more than an aggregate of four
(4) registration statements (a maximum of two (2) of which may be initiated by Senior C Stockholders holding 15% or more of the then outstanding Restricted Securities (on an as-converted basis) or by B Stockholders holding 15% or more of the then outstanding Restricted Securities (on an as-converted basis), and two (2) of which may be initiated by Series A Stockholders holding 15% or more of the then outstanding Restricted Securities (on an as-converted basis)) in which

Restricted Shares are registered under the Securities Act pursuant to this
Section 4.4, if all of the Restricted Shares offered pursuant to such registration statements are sold thereunder upon the price and terms offered.

          (b) Notwithstanding the foregoing, the Corporation may include in each such registration requested pursuant to this Section 4.4 any authorized but unissued shares of Common Stock (or authorized treasury shares) for sale by the Corporation or any issued and outstanding shares of Common Stock for sale by others; provided, however, that, if the number of shares of Common Stock so included pursuant to this clause (b) exceeds the number of Restricted Shares requested by the holders of Restricted Securities requesting such registration, then such registration shall be deemed to be a registration in accordance with and pursuant to Section 4.5 hereof; and provided further, however, that in the event such registration is pursuant to this Section 4.4, the inclusion of such previously authorized but unissued shares by the Corporation or issued and outstanding shares of Common Stock by others in such registration does not adversely affect, in the sole opinion of the holders of Restricted Securities requesting such registration, the ability of the holders of Restricted Securities requesting such registration to market the entire number of Restricted Shares requested by them.

          4.5. Piggyback Registration.

          (a) Each time that the Corporation proposes for any reason to register any of its securities under the Securities Act, other than the Corporation's initial public offering or pursuant to a registration statement on Form S-4 or Form S-8 or similar or successor forms (collectively, "Excluded Forms"), the Corporation shall promptly give written notice of such proposed registration to all holders of Restricted Securities, which shall offer such holders the right to request inclusion of any Restricted Shares in the proposed registration.

          (b) Each holder of Restricted Securities shall have 30 days from the receipt of such notice to deliver to the Corporation a written request specifying the number of Restricted Shares such holder intends to sell and the holder's intended method of disposition.

          (c) In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request under Section 4.5(b) hereof may specify that the Restricted Shares be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than Restricted Shares are being sold through underwriters under such registration.

          (d) Upon receipt of a written request pursuant to Section 4.5(b) hereof, the Corporation shall promptly use its best efforts to cause all such Restricted Shares to be registered under the Securities Act, to the extent required to permit sale or disposition as set forth in the written request.

          (e) Notwithstanding the foregoing, if the managing underwriter of any such proposed registration determines and advises in writing that the inclusion of all Restricted Shares proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of Common Stock proposed to be included therein by holders other than the holders of Restricted Securities (such other shares hereinafter collectively referred to as the "Other Shares"), would interfere with the successful marketing of the Corporation's securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced. If such proposed registration is in connection with an offering other than a Qualified Public Offering, such reduction shall occur (i) first, by the shares requested to be included in such registration by the holders of Other Shares, and (ii) second, if necessary, (a) one-half by the securities proposed to be issued by the Corporation, and (b) one-half by the Restricted Shares proposed to be included in such registration by the holders thereof, on a pro rata basis, based upon the number of Restricted Shares sought to be registered by each such holder; provided however, that in no event shall the number of Restricted Shares to be included in such offering be reduced to less than 15% of the total shares to be included therein. The shares of Common Stock that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the holders thereof for a period, not to exceed 180 days from the closing of such underwritten public offering, that the managing underwriter reasonably determines as necessary in order to effect such underwritten public offering.

          4.6. Registrations on Form S-3. At such time as the Corporation shall have qualified for the use of Form S-3 (or any successor form promulgated under the Securities Act), each holder of Restricted Securities shall have the right to request in writing an unlimited number of registrations on Form S-3; provided that the Corporation shall not be required to file more than two such Registration Statements on Form S-3 pursuant to this Section 4.6 in any twelve month period. Each such request by a holder shall: (a) specify the number of Restricted Shares which the holder intends to sell or dispose of, (b) state the intended method by which the holder intends to sell or dispose of such Restricted Shares, and (c) request registration of Restricted Shares (including those Restricted Shares proposed to be registered by persons other than the initiating holder) having a proposed aggregate offering price of at least $1,000,000. Upon receipt of a request pursuant to this Section 4.6, the Corporation shall use its best efforts to effect such registration or registrations on Form S-3.

          4.7. Preparation and Filing. If and whenever the Corporation is under an obligation pursuant to the provisions of this Section 4 to use its best efforts to effect the registration of any Restricted Shares, the Corporation shall, as expeditiously as practicable:

          (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 4.7(b) hereof;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Restricted Shares covered thereby and
(ii) nine months, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Restricted Shares covered by such registration statement;

          (c) furnish to each holder whose Restricted Shares are being registered pursuant to this Section 4 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of such Restricted Shares;

          (d) use its best efforts to register or qualify the Restricted Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each holder whose Restricted Shares are being registered pursuant to this Section 4 shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of such Restricted Shares; provided, however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

          (e) at any time when a prospectus covered by such registration statement and relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 4.7(b) hereof, notify each holder whose Restricted Shares are being registered pursuant to this
Section 4 of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such holder, prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (f) if the Corporation has delivered preliminary or final prospectuses to the holders of Restricted Shares that are being registered pursuant to this
Section 4 and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify such holders and, if requested, such holders shall immediately cease making offers of Restricted Shares and return all prospectuses to the Corporation. The Corporation shall promptly provide such holders with revised prospectuses and, following receipt of the revised prospectuses, such holders shall be free to resume making offers of the Restricted Shares; and

          (g) furnish, at the request of any holder whose Restricted Shares are being registered pursuant to this Section 4, on the date that such Restricted Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 4, if such securities are being sold through underwriters, or, on the date that the registration statement with respect to such securities becomes effective, if such securities are not being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request, and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.

     Notwithstanding the foregoing, if, after a registration statement becomes effective, the Corporation becomes engaged in any activity which, in the good faith determination of the Board, involves information that would have to be disclosed in the registration statement but which the Corporation desires to keep confidential for valid business reasons, then the Corporation may at its option by notice to such holders of Restricted Shares that have included shares in such registration statement, require that such holders cease sales of such shares under such registration statement for a period not in excess of ninety days from the date of such notice, such right to be exercised by the Corporation not more than once in any 12-month period. If in connection therewith, the Corporation considers it appropriate for such registration statement to be amended, the Corporation shall so amend such registration statement as promptly as practicable and such holders shall suspend any further sales of their shares until the Corporation advises them that such registration statement has been amended. The time periods referred to herein during which such registration statement must be kept effective shall be extended for an additional number of days equal to the number of days during which the right to sell shares was suspended pursuant to this paragraph.

          4.8. Expenses. The Corporation shall pay all expenses incurred by the Corporation in complying with this Section 4, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with the securities and blue sky laws of all such jurisdictions in which the Restricted Shares are proposed to be offered and sold, printing expenses and fees and disbursements of counsel (including with respect to each registration effected pursuant to Sections 4.4, 4.5 and 4.6 hereof, the reasonable fees and disbursements of one counsel for the holders of Restricted Securities who may be chosen by a majority in interest of the Restricted Shares being registered in such offering); provided, however, that all underwriting discounts and selling commissions applicable to the Restricted Shares covered by registrations effected pursuant to Section 4.4, 4.5 or 4.6 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Restricted Shares sold by each such seller or sellers.

          4.9. Indemnification.

          (a) (i) In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Section 4 or registration or qualification of any Restricted Shares pursuant to Section 4.7(d) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Restricted Shares pursuant to Section 4.7(d) hereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or any state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. The Corporation shall reimburse on demand such seller, underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (a) an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Restricted Shares pursuant to Section 4.7(d) hereof, in reliance upon and in conformity with written information furnished to the Corporation by such seller, underwriter, broker, other person or controlling person specifically for use in the preparation thereof, or (b) if the Corporation provides an amended prospectus which corrects any misstatement or omission, any use of a prospectus which does not contain such correction after such correction is made and the prospectus is provided to such seller.

               (ii) In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Section 4 or registration or qualification of any Restricted Shares pursuant to Section 4.7(d) hereof, the Investors, severally, but not jointly, shall indemnify and hold harmless the Corporation and its directors, officers, employees, agents and affiliates and any other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities (or actions in respect thereof) which arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Restricted Shares pursuant to
Section 4.7(d) hereof, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make statements therein, in light of the circumstances under which they were made, not misleading, or any violation of the Securities Act or any state securities or applicable blue sky laws relating to action or inaction required of the Corporation in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws arising out of or based upon written information furnished to the Corporation by any such Investor specifically for use in the preparation thereof. Notwithstanding anything herein to the contrary, no Investor shall have any obligation hereunder to pay any amount in excess of the net proceeds received by any such Investor in connection with the registration of Restricted Shares.

          (b) Before Restricted Shares held by any prospective seller shall be included in any registration pursuant to this Section 4, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph
(a)) the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and any person who controls the Corporation within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Restricted Shares effected pursuant to such registration.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 4.9(a) or
(b) hereof, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.9, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice to such indemnified party from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 4.9, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 4.9. The indemnifying party shall not make any settlement of any claims indemnified against hereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 4.9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder or any such controlling person in circumstances for which indemnification is provided under this Section 4.9; then, in each such case, the Corporation and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Corporation and such holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no such holder will be required to contribute any amount in excess of the proceeds to it of all Restricted Shares sold by it pursuant to such registration statement, and
(ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

          (e) Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of any Restricted Shares, the Corporation, the holders of such Restricted Shares and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 4.9 shall be deemed inoperative for purposes of such offering.

          4.10. Removal of Legends, Etc. Notwithstanding the foregoing provisions of this Section 4, the restrictions imposed by this Section 4 upon the transferability of any Restricted Securities shall cease and terminate when
(a) any such Restricted Shares are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or such other method contemplated by Section
4.3 hereof that does not require that the securities transferred bear the legend set forth in Section 4.2 hereof, including a Transfer pursuant to Rule 144 or a successor rule thereof (as amended from time to time), or (b) the holder of Restricted Securities has met the requirements for transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144 or a successor rule thereof (as amended from time to time) promulgated by the Commission under the Securities Act. Whenever the restrictions imposed by this Section 4 have terminated, a holder of a certificate for Restricted Securities as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 4.2 hereof and not containing any other reference to the restrictions imposed by this Section 4.

     SECTION 5. Securities Act Registration Statements. Except for securities of the Corporation registered on Excluded Forms, the Corporation shall not file any registration statement under the Securities Act covering any securities unless it shall first have given each holder of Restricted Securities written notice thereof. The Corporation further covenants that each holder of Restricted Securities shall have the right, at any time when it may be deemed to be a controlling person of the Corporation, within the meaning of the Securities Act, to participate in the preparation of such registration statement and to request the insertion therein of material furnished to the Corporation in writing which in such holder's judgment should be included. In connection with any registration statement referred to in this Section 5, the Corporation shall indemnify, to the extent permitted by law, each holder of Restricted Securities, its officers, partners and directors and each person, if any, who controls any such holder within the meaning of the Securities Act in the same manner and to the same extent as the Corporation is required to indemnify a seller of Restricted Shares in Section 4.9 hereof. If, in connection with any such registration statement, any holder of Restricted Securities shall furnish written information to the Corporation expressly for use in the registration statement, then such holder shall indemnify the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and each person, if any, who controls the Corporation within the meaning of the Securities Act to the same extent as a seller of Restricted Shares is required to indemnify such persons in Section 4.9 hereof.

     SECTION 6. Election of Directors.

          6.1. Voting for Directors. At each annual meeting of the stockholders of the Corporation and at each special meeting of the stockholders of the Corporation called for the purposes of electing directors of the Corporation, and at any time at which stockholders of the Corporation shall have the right to, or shall, vote for or consent to the election of directors, then, in each such event, each Original Stockholder and each Investor shall vote all shares of Common Stock, Preferred Stock and any other shares of voting stock of the Corporation then owned (or controlled as to voting rights) by it, her or him, whether by purchase, exercise of rights, warrants or options, stock dividends or otherwise as follows:

          (a) to fix and maintain the number of directors on the Board of Directors at eleven (11);

          (b) as to Series A Stockholders, pursuant to Paragraph A.6(b)(viii) of
Article III of the Certificate, to elect to the Board two (2) directors designated by HCV VI (the "Series A Directors"), one of whom must be a biotechnology industry expert not affiliated with HCV or any member of the HCV Group (the "Unaffiliated HCV Director"); the Series A Director who is not the Unaffiliated HCV Director (such Series A Director is sometimes referred to herein as the "HCV Director") shall also serve on each committee of the Board of Directors;

          (c) as to B Stockholders, pursuant to Paragraph A.6(b)(vi) of Article III of the Certificate, to elect to the Board one (1) director designated by the members of the MDS Group then holding Preferred Stock (the "B Director"), who shall also serve on the Compensation Committee of the Board of Directors;

          (d) as to Series C Stockholders, pursuant to Paragraph A.6(b)(i) of
Article III of the Certificate, to elect to the Board one (1) director, who shall be designated by VenGrowth (the "VenGrowth Director"); and

          (e) as to Series C-2 Stockholders, pursuant to Paragraph A.6(b)(iii) of Article III of the Certificate, to elect to the Board five (5) directors (the "Series C-2 Directors"), who shall be designated by holders of a majority of the shares of Series C-2 Preferred Stock then outstanding, voting as a separate class (such holders being referred to herein as the "Majority Series C-2 Holders"), provided, however, the right herein of the Majority Series C-2 Holders to designate the Series C-2 Directors shall terminate on [September 29], 2007;

          (f) to elect to the Board one (1) director (the "BioVentures Director") designated by BioVentures Investors Limited Partnership II ("BioVentures Investors") so long as BioVentures Investors shall own at least 50% of the Series B Preferred Shares that it owns on the date of this Agreement.

          6.2. Post-Merger Agreement Board Slate. Following the consummation of the transactions contemplated by the Merger Agreement, the Board of Directors shall be constituted as follows:

          (a) Alan Dunton, as one of the Series C-2 Directors and Chairman of the Board;

          (b) Steve Gilman, President and Chief Executive Officer;

          (c) John Littlechild, as the HCV Director;

          (d) Mike Hanson, as the Unaffiliated HCV Director

          (e) Walter Gilbert, as the BioVentures Director;

          (f) Gerry Brunk, as the B Director;

          (g) Jeff Courtney, as the VenGrowth Director; and

          (h) Richard U. DeSchutter, as one of the Series C-2 Directors;

          (i) Constantine E. Anagnostopoulos, as one of the Series C-2
Directors;

          (j) Jerry Benjamin, as one of the Series C-2 Directors; and

          (k) Joshua Boger, Ph.D., as one of the Series C-2 Directors.

          6.3. Cooperation of the Corporation. The Corporation shall use its best efforts to effectuate the purposes of this Section 6, including promoting the adoption of any necessary amendment of the By-laws of the Corporation and the Certificate.

          6.4. Notices. The Corporation shall provide the Investors and the Canadian Investors with at least twenty (20) days' prior notice in writing of any intended mailing of notice to the Investors and the Canadian Investors of the Corporation for a meeting at which directors are to be elected, and such notice shall include the names of the persons designated by the Corporation pursuant to this Section 6. HCV VI, the relevant members of the MDS Group, VenGrowth, the Majority Series C-2 Holders and BioVentures Investors shall each notify the Corporation in writing at least three (3) days prior to such mailing of the person(s) respectively designated by it or them pursuant to Section 6.1 hereof as nominees for election to the Board. In the absence of any notice from HCV VI, the relevant members of the MDS Group, VenGrowth, the Majority Series C-2 Holders and/or BioVentures Investors, as the case may be, the director(s) then serving and previously designated by HCV VI, the relevant members of the MDS Group, VenGrowth, the Majority Series C-2 Holders and/or BioVentures Investors, as applicable, shall be renominated.

          6.5. Removal. Except as otherwise provided in this Section 6, no Investor or Original Stockholder shall vote to remove any member of the Board designated in accordance with the foregoing provisions of this Section 6 unless the party or parties who designated such director (the "Designating Party") shall so vote or otherwise consent, and, if the Designating Party shall so vote or otherwise consent, then the non-designating stockholders shall likewise so vote. Any vacancy on the Board created by the resignation, removal, incapacity or death of any person designated under the foregoing provisions of this Section 6 shall be filled by another person designated by the original Designating Party. Each Series A Stockholder shall vote all voting shares of Series A Preferred Stock and all other shares of voting stock of the Corporation owned or controlled by such Series A Stockholder for any such subsequent designee, each B Stockholder shall vote all voting shares of B Preferred Stock and all other shares of voting stock of the Corporation owned or controlled by such B Stockholder for any such subsequent designee, each Senior C Stockholder shall vote all voting shares of Senior C Preferred Stock and all other shares of voting stock of the Corporation owned or controlled by such Senior C Stockholder for any such subsequent designee.

          6.6. Duration of Section. This Section 6 and the rights and obligations of the parties hereunder shall automatically terminate on the consummation of a Qualified Public Offering. Prior to such termination the rights and obligations of any Investor under this Section 6 shall terminate upon the date on which such Investor no longer owns any Preferred Stock, whereupon the obligations of the remaining Investors to vote in favor of the designee of such Investor shall also terminate. The rights and obligations of VenGrowth under this Section 6 shall terminate upon the date on which VenGrowth no longer owns any Preferred Stock and any preferred stock in ABI Canada, whereupon the obligations of the Investors to vote in favor of the designee of VenGrowth shall also terminate. The rights of BioVentures Investors under this Section 6 shall also be subject to early termination in accordance with the provisions of
Section 6.1(e) hereof.

     SECTION 7. Amendment to Certificate. Each Original Stockholder and each Investor hereby agrees to vote all shares of Common Stock, Preferred Stock and any other shares of voting stock of the Corporation then owned (or controlled as to voting rights) by it or him, whether by purchase, exercise of rights, warrants or options, stock dividends or otherwise, and each Canadian Investor hereby agrees to exercise its consent and approval rights under Section 2 hereof, in favor of any amendment to the Certificate to increase the number of shares of Common Stock authorized for issuance thereunder to the extent required, necessary or advisable to satisfy the conversion rights under the Certificate of any series of Preferred Stock, including, without limitation, the conversion rights (or any adjustment thereto) under the Certificate of the Series C-2 Preferred Stock as a result of any adjustment to the Series C-2 Conversion Price (as defined in the Certificate) pursuant to Section A.7(d)(i)(d) of Article III of the Certificate..

     SECTION 8. Indemnification and Insurance.

          8.1. Indemnification of Investors. In the event that any Investor or Canadian Investor or any director, officer, employee, affiliate or agent thereof (the "Indemnitees") become involved in any capacity in any action, proceeding, investigation or inquiry other than a claim by the Corporation against such Indemnitee in connection with or arising out of any matter related to the Corporation or any Indemnitee's role or position with the Corporation, the Corporation shall reimburse each Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred by such Indemnitee in connection therewith. The Corporation also agrees to indemnify each Indemnitee, pay on demand and protect, defend, save and hold harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, attorneys' fees) (any of the foregoing, a "Claim") incurred by or asserted against any Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of this Agreement or the matters contemplated by this Agreement. The foregoing agreement shall be in addition to any rights that any Indemnitee may have at common law or otherwise. Notwithstanding the foregoing, the Corporation shall not be required to indemnify any Indemnitee who is found to have acted in a manner demonstrating willful misconduct or in connection with any claim that such Indemnitee breached this Agreement unless it is determined that the Indemnitee did not breach this Agreement.

          8.2. Advancement of Expenses. The Corporation shall advance all expenses reasonably incurred by or on behalf of the Indemnitees in connection with any Claim or potential Claim within twenty (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance payment or payments from time to time.

          8.3. Life Insurance. The Corporation shall procure and maintain a key man life insurance policy on the life of Steven C. Gilman, Ph.D. in the face amount of $1,000,000.00, with the Corporation as the named insured on such policy, effective as of the date hereof and continuing until such time as such person no longer serves as a director, officer, employee or consultant of the Corporation.

     SECTION 9. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. Notwithstanding the generality of the foregoing, in the event that the Corporation breaches any of its covenants and/or agreements set forth herein, the Investors shall have the additional remedy, in their sole discretion, provided that such breach has not been cured by the later to occur of 15 days after receipt of notice of such breach by the Corporation or 30 days after the occurrence of such breach, of electing to immediately exercise their right of redemption set forth in Article III, Section
A.5 of the Certificate, as provided therein, irrespective of whether such right of redemption otherwise is mature. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

     SECTION 10. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Original Stockholders, Investors and Canadian Investors and the respective successors and assigns of the Corporation and each of the Original Stockholders, Investors and Canadian Investors. None of VenGrowth, BioVentures Investors, HCV VI or the members of the MDS Group may assign their respective rights under Section 6.1 hereof to designate nominees for election as directors of the Corporation without the prior written consent of the Corporation and of a majority of the then outstanding shares of the Preferred Stock, voting together as a single class, on an as-converted basis. Subject to the provisions and requirements of this Section 10 and Section 4 hereof, this Agreement and the rights and duties of the Investors and Canadian Investors set forth herein may be freely assigned, in whole or in part (i) by each Investor and Canadian Investor to any member of such Investor's or Canadian Investor's Group and (ii) to any other person or entity acquiring Restricted Securities, including any Restricted Securities that are convertible into Common Stock, equal to no less than 100,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends, reverse stock splits, stock combinations, recapitalizations and like occurrences). Any transferee (other than an Investor or Canadian Investor) to whom rights under this Agreement are transferred shall, as a condition to the effectiveness of such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identifies the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were an Investor or a Canadian Investor, as applicable, hereunder. A transferee to whom rights are transferred pursuant to this Section 10 will be thereafter deemed to be an Investor or Canadian Investor, as applicable, for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Section 10. Neither this Agreement nor any of the rights or duties of the Corporation or any of the Original Stockholders set forth herein shall be assigned by the Corporation or by any Original Stockholder, in whole or in part, without having first received the written consent or vote of a majority of the then outstanding shares of the Preferred Stock, voting together as a single class, on an as-converted basis.

     SECTION 11. Duration of Agreement. Except as otherwise set forth herein, the rights and obligations of the Corporation and each Investor and Canadian Investor set forth herein shall survive indefinitely, unless and until, by their respective terms, they are no longer applicable or except as specifically set forth herein.

     SECTION 12. Entire Agreement. This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

     SECTION 13. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

          (i) If to the Corporation, to:

                               ActivBiotics, Inc.
                               110 Hartwell Avenue
                               Lexington, Massachusetts 02421
                               Attention: Chief Executive Officer
                               Telecopier: (781) 274-9129

               with a copy to: Bingham McCutchen LLP
                               150 Federal Street
                               Boston, Massachusetts 02110
                               Attention: Julio E. Vega, Esq.
                               Telecopier: (617) 951-8736

          (ii) If to the Original Stockholders, as set forth on SCHEDULE 1;

          (iii) If to the Series A Stockholders, as set forth on SCHEDULE 2,

               with a copy to: McCarter & English, LLP
                               Four Gateway Center
                               100 Mulberry Street
                               Newark, New Jersey 07102
                               Attention: Jeffrey A. Baumel, Esq.
                               Telecopier: (973) 624-7070

          (iv) If to the Series B Stockholders or Series B-1 Stockholders, as set forth on SCHEDULE 3 or SCHEDULE 4, as applicable,

               with a copy to: Palmer & Dodge LLP
                               111 Huntington Avenue
                               Boston, MA 02199-7613
                               Attention: James T. Barrett, Esq.

                               Telecopier: (617) 227-4420

                               McCarter & English, LLP
                               Four Gateway Center
                               100 Mulberry Street
                               Newark, New Jersey 07102
                               Attention: Jeffrey A. Baumel, Esq.
                               Telecopier: (973) 624-7070

          (v) If to the Series C Stockholders, as set forth on SCHEDULE 5,

               with a copy to: McCarter & English, LLP
                               Four Gateway Center
                               100 Mulberry Street
                               Newark, New Jersey 07102
                               Attention: Jeffrey A. Baumel, Esq.
                               Telecopier: (973) 624-7070

                               Palmer & Dodge LLP
                               111 Huntington Avenue
                               Boston, MA 02199-7613
                               Attention: James T. Barrett, Esq.
                               Telecopier: (617) 227-4420

          (vi) If to the Series C-1 Stockholders, as set forth on SCHEDULE 8,

               with a copy to: McCarthy Tetrault LLP
                               Box 48, Suite 4700, TD Bank Tower
                               Toronto, Ontario M5K 1E6
                               Attention: Vanessa Grant
                               Telecopier: (416) 868-0673

          (vii) If to the Series C-2 Stockholders, as set forth on SCHEDULE 6,

               with a copy to: Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
                               Chrysler Center
                               666 Third Avenue
                               New York, NY 10017
                               Attention: Ivan Blumenthal, Esq.
                               Telecopier: (212) 983-3115

          (viii) If to the Canadian Investors, as set forth on SCHEDULE 7,

               with a copy to: McCarthy Tetrault LLP
                               Box 48, Suite 4700, TD Bank Tower
                               Toronto, Ontario M5K 1E6
                               Attention: Vanessa Grant
                               Telecopier: (416) 868-0673

     All such notices, requests, consents and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the third business day following the date of such mailing, (c) in the case of overnight mail, on the first business day following the date of such mailing, and (d) in the case of facsimile transmission, when confirmed by facsimile machine report.

     SECTION 14. Changes. Except as otherwise provided herein, the terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, or terminated, except pursuant to the written consent of the Corporation and the holders of a majority of the shares of the Preferred Shares, voting together as a single class, on an as-converted basis, provided, however, that (i) any such modification, amendment, waiver or termination which materially and adversely affects one or more holders of any series of Preferred Stock (the "Affected Holders") in a manner different than other holders of such series of the Preferred Stock shall require the written consent of each such Affected Holder, and (ii) any such modification, amendment, waiver or termination shall require the written consent of any Canadian Investor if, but only if, such modification, amendment, waiver or termination materially and adversely affects any Canadian Investor in a manner that is different than the manner in which such modification, amendment, waiver or termination materially and adversely affects the holders of Series C Preferred Stock. In addition and notwithstanding anything to the contrary set forth in this Agreement (including, without limitation, this Section 14), (1)
SCHEDULE 6 attached hereto shall be automatically amended from time to time to include any and all holders of Series C-2 Preferred Stock that have executed and delivered Letters of Transmittal pursuant to, and in accordance with, the provisions of the Merger Agreement, and the Corporation shall update and restate
SCHEDULE 6 attached hereto from time to time in order to reflect each automatic amendment of SCHEDULE 6 pursuant to this clause (1), (2) SCHEDULE 7 attached hereto shall be automatically amended from time to time to include those holders of shares of Series C-1 Preferred Stock who acquired such shares of Series C-1 Preferred Stock pursuant to the Put and Support Agreement, and the Corporation shall update and restate SCHEDULE 7 attached hereto from time to time in order to reflect each automatic amendment of SCHEDULE 7 pursuant to this clause (2),
(3) SCHEDULE 8 attached hereto shall be automatically amended from time to time to delete any Canadian Investor that no longer holds any shares of preferred stock of ABI Canada, and the Corporation shall update and restate SCHEDULE 8 attached hereto from time to time in order to reflect each automatic amendment of SCHEDULE 8 pursuant to this clause (3), and (4) SCHEDULES 1, 2, 3, 4, 5, 6, 7 and 8 attached hereto shall be automatically amended to include the successors and permitted assigns of the then-current Original Stockholders, Preferred Stockholders and Canadian Investors, as the case may be, and the Corporation shall update and restate any of SCHEDULES 1, 2, 3, 4, 5, 6, 7 and 8 attached hereto to reflect each automatic amendment of any of such SCHEDULES pursuant to this clause (4). .

     SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, including by way of Letters of Transmittal, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 16. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     SECTION 17. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

     SECTION 18. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 19. Governing Law. Except to the extent that any provision of this Agreement is contrary to any mandatory provision of the Delaware General Corporation Law (in which case such mandatory statutory provision shall apply), this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and the laws of the United States applicable therein (without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction) and shall be treated in all respects as a Massachusetts contract.

     SECTION 20. Effectiveness. Notwithstanding any other provision of this Agreement, this Agreement shall not be effective until the consummation of the transactions contemplated by the Merger Agreement.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF the parties hereto have executed this Fourth Amended and Restated Stockholders' Agreement on the date first above written.

                                    THE CORPORATION:

                                    ACTIVBIOTICS, INC.


                                    By: /s/ Steven C. Gilman, Ph.D.
                                        ------------------------------------
                                        Steven C. Gilman, Ph.D.
                                        Title: President and Chief
                                               Executive Officer


                                    THE INVESTORS:

                                    MDS LIFE SCIENCES TECHNOLOGY FUND II NC
                                    LIMITED PARTNERSHIP

                                    By: MDS LSTF II (NCGP) Inc.,
                                        its General Partner


                                    By: /s/ R. Lockie  /  /s/ G. Bedell
                                        ------------------------------------
                                    Name:  R. Lockie / G. Bedell
                                    Title: Vice President / Vice President


                                    MDS LIFE SCIENCES TECHNOLOGY FUND II
                                    QUEBEC LIMITED PARTNERSHIP

                                    By: MDS LSTF II (QGP) Inc.,
                                        its General Partner


                                    By: /s/ R. Lockie  /  /s/ G. Bedell
                                        ------------------------------------
                                    Name:  R. Lockie / G. Bedell
                                    Title: Vice President / Vice President


                                    MLII CO-INVESTMENT FUND NC LIMITED
                                    PARTNERSHIP

                                    By: MLII (NCGP) Inc.,
                                        its General Partner


                                    By: /s/ R. Lockie  /  /s/ G. Bedell
                                        ------------------------------------
                                    Name:  R. Lockie / G. Bedell
                                    Title: Vice President / Vice President

                                    SC BIOTECHNOLOGY DEVELOPMENT FUND LP

                                    By: SC (GP) Inc., its General Partner


                                    By: /s/ Alan Milgate / /s/ William Walmsley
                                          ------------------------------------
                                    Name:  Alan Milgate / William Walmsley
                                    Title: Director / Director


                                    HEALTHCARE VENTURES VI, L.P.

                                    By: HealthCare Partners VI, L.P.
                                        its General Partner


                                    By: /s/ Jeffrey B. Steinberg
                                        ------------------------------------
                                        Jeffrey B. Steinberg
                                        Title: Administrative Partner


                                    DELPHI VENTURES V, L.P.

                                    By: Delphi Management Partners V, LLC
                                    General Partner


                                    By: /s/ David L. Douglas
                                        ------------------------------------
                                    Name: David L. Douglas
                                    Title: Managing Member


                                        DELPHI BIOINVESTMENTS V, L.P.

                                        By: Delphi Management Partners V, LLC
                                        General Partner


                                        By: /s/ David L. Douglas
                                            ------------------------------------
                                        Name: David L. Douglas
                                        Title: Managing Member

                                        JOHNSON & JOHNSON DEVELOPMENT
                                        CORPORATION


                                        By: /s/ David A. Piacard
                                            ------------------------------------
                                        Name: David A. Piacard
                                        Title: Vice President, Ventures &
                                               Business Development


                                        BIOVENTURES INVESTORS LIMITED
                                        PARTNERSHIP II

                                        By: BioVentures Investors II, LLC,
                                            its General Partner


                                        By: /s/ Marc E. Goldberg
                                            ------------------------------------
                                        Name: Marc E. Goldberg
                                        Title: Managing Director


                                        ROCHE FINANCE LTD

                                        Grenzacherstrasse 124/Bldg 21-292
                                        CH-4070 Basel
                                        Switzerland


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE ORIGINAL STOCKHOLDERS:

                                        /s/ Steven C. Gilman, Ph.D.
                                        ----------------------------------------
                                        Steven C. Gilman, Ph.D.

                                        /s/ Glenn Kazo
                                        ----------------------------------------
                                        Glenn Kazo

                                        /s/ James L. Warren
                                        ----------------------------------------
                                        James L. Warren

                                        /s/ Cathy Carew
                                        ----------------------------------------
                                        Cathy Carew

                                        THE CANADIAN INVESTORS:

                                        CANADIAN MEDICAL DISCOVERIES FUND INC.


                                        By: /s/ Richard Lockie
                                            ------------------------------------
                                        Name: Richard Lockie
                                        Title: Vice President


                                        By: /s/ G. Bedell
                                            ------------------------------------
                                        Name: G. Bedell
                                        Title: Secretary


                                        THE VENGROWTH ADVANCED LIFE SCIENCES
                                        FUND INC.


                                        By: /s/ Jeff Courtney
                                            ------------------------------------
                                        Name: Jeff Courtney
                                        Title: General Partner


                                        By: /s/ Philip Kurtz
                                            ------------------------------------
                                        Name: Philip Kurtz
                                        Title: Senior Legal Counsel

                                AMENDMENT NO. 1
                           dated as of June 16, 2006
                                     to the
               FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

     This AMENDMENT NO. 1 ("AMENDMENT NO. 1") to that certain Fourth Amended and Restated Stockholders Agreement, dated as of December 30, 2005 (the "AGREEMENT"), is made as of this 16th day of June, 2006, by and among ACTIVBIOTICS, INC., a Delaware corporation (the "CORPORATION"), the INVESTORS (as defined in the Agreement), the CANADIAN INVESTORS (as defined in the Agreement), HORIZON TECHNOLOGY FUNDING COMPANY II LLC, a Delaware limited liability company ("HORIZON II"), and HORIZON TECHNOLOGY FUNDING COMPANY III LLC, a Delaware limited liability company ("HORIZON III"). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Agreement.

     WHEREAS, on the date hereof, the Corporation issued a warrant to each of Horizon II and Horizon III (each a "WARRANT", and collectively the "WARRANTS") to purchase up to 61,988 and 61,988 shares of Series C-2 Convertible Preferred Stock of the Corporation respectively (such shares, the "WARRANT SHARES");

     WHEREAS, pursuant to the terms of their respective Warrants, each of Horizon II and Horizon III will receive the same piggyback registration rights for their Warrant Shares as were granted by the Corporation to the Investors in the Agreement for their Restricted Shares; and

     WHEREAS, the parties to the Agreement wish to amend the Agreement to account for the grant of piggyback registration rights to each of Horizon II and Horizon III.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement in accordance with Section 14 thereof as follows:

     1. INVESTORS. The definition of "INVESTORS" in Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "INVESTORS shall have the meaning (severally, but not jointly) set forth in the preamble hereto. Additionally, except for Sections 4.1, 4.2, 4.3(b), 4.4 and 4.6, each Warrant holder shall be an Investor for all purposes of Section 4 hereto."

     2.   RESTRICTED SECURITIES. The definition of "RESTRICTED SECURITIES" in
Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "RESTRICTED SECURITIES shall mean any of the Preferred Shares and the Common Stock issued or issuable upon the conversion of the Preferred Shares, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any Canadian Investor or any member of their Group (including without limitation any shares of Series C-1 Preferred Stock issuable pursuant to the exercise of the Put Right under the Put and Support Agreement) which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) pursuant to an effective registration statement filed pursuant to the Securities Act, or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act. Additionally, except for Sections 4.1, 4.2, 4.3(b), 4.4 and 4.6, the Warrant Shares shall be deemed Restricted Securities for all purposes of Section 4 hereto."

     3. NO OTHER AMENDMENTS. Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Agreement are hereby ratified and confirmed and shall remain in full force and effect. The Agreement and this Amendment No. 1 shall be read and construed together as a single agreement and the term "Agreement" shall henceforth be deemed a reference to the Agreement as amended by this Amendment No. 1. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed and delivered by their duly authorized representatives, all as of the day and year written above.


                                                   ACTIVBIOTICS, INC.


                                                   By:   /s/ Steve Gilman
                                                        -----------------------------------
                                                   Name:  Steve Gilman
                                                   Title: Chief Executive Officer


                                                   HORIZON TECHNOLOGY FUNDING COMPANY II LLC
                                                   By: Horizon Technology Finance, LLC, its member and agent

                                                   By:   /s/ Robert D. Pomeroy, Jr.
                                                         -----------------------------------
                                                         Robert D. Pomeroy, Jr.
                                                         Managing Member

                                                   HORIZON TECHNOLOGY FUNDING COMPANY III LLC
                                                   By: Horizon Technology Finance, LLC, its member and agent

                                                   By:   /s/ Robert D. Pomeroy, Jr.
                                                         -----------------------------------
                                                         Robert D. Pomeroy, Jr.
                                                         Managing Member


                                           INVESTORS:
                                           ----------


                                                   MDS LIFE SCIENCES TECHNOLOGY FUND II
                                                   NC LIMITED PARTNERSHIP
                                                   By:  MDS LSTF II (NCGP) Inc., its General Partner

                                                   By: /s/ Stephen Cummings /  /s/ Richard Lockie
                                                       -----------------------------------------------
                                                       Name: Stephen Cummings / Richard Lockie
                                                       Title: Chief Financial Officer / Vice President

                                                   MDS LIFE SCIENCES TECHNOLOGY FUND II
                                                   QUEBEC LIMITED PARTNERSHIP
                                                   By:  MDS LSTF II (QGP) Inc., its General Partner

                                                   By: /s/ Stephen Cummings /  /s/ Richard Lockie
                                                       -----------------------------------------------
                                                       Name: Stephen Cummings / Richard Lockie
                                                       Title: Chief Financial Officer / Vice President

                                                   MLII CO-INVESTMENT FUND NC LIMITED
                                                   PARTNERSHIP
                                                   By:  MLII (NCGP) Inc., its General Partner

                                                   By: /s/ Stephen Cummings /  /s/ Richard Lockie
                                                       -----------------------------------------------
                                                       Name: Stephen Cummings / Richard Lockie
                                                       Title: Chief Financial Officer / Vice President

                                                   SC BIOTECHNOLOGY DEVELOPMENT FUND LP
                                                   By:  SC (GP) Inc., its General Partner

                                                   By: ------------------------------------------------
                                                       Name:
                                                       Title:


                                                   HEALTHCARE VENTURES VI, L.P.
                                                   By:  HealthCare Partners VI, L.P., its General Partner


                                                   By: /s/ Jeffrey B. Steinberg
                                                       ------------------------------------------------
                                                       Jeffrey B. Steinberg
                                                       Title: Administrative Partner

                                                   HEALTHCARE VENTURES VII, L.P.
                                                   By:  HealthCare Partners VII, L.P., its General Partner


                                                   By: /s/ Jeffrey B. Steinberg
                                                       ------------------------------------------------
                                                       Jeffrey B. Steinberg
                                                       Title: Administrative Partner


                                                   DELPHI VENTURES V, L.P.
                                                   By:  Delphi Management Partners V, LLC, its General Partner

                                                   By: /s/ Deepika R. Pakianathan
                                                       ------------------------------------------------
                                                       Name: Deepika R. Pakianathan
                                                       Title: Attorney-In-Fact


                                                   DELPHI BIOINVESTMENTS V, L.P.
                                                   By:  Delphi Management Partners V, LLC, its General Partner

                                                   By: Deepika R. Pakianathan
                                                       ------------------------------------------------
                                                       Name: Deepika R. Pakianathan
                                                       Title: Attorney-In-Fact


                                                   JOHNSON & JOHNSON DEVELOPMENT CORPORATION

                                                   By:
                                                       ------------------------------------------------
                                                       Name:
                                                       Title:


                                                   BIOVENTURES INVESTORS LIMITED PARTNERSHIP II
                                                   By:  BioVentures Investors II, LLC, its General Partner

                                                   By:
                                                       -----------------------------------------------------
                                                       Name:  Marc E. Goldberg
                                                       Title:  Managing Director


                                                   ROCHE FINANCE LTD
                                                   Grenzacherstrasse 124/Bldg 21-292
                                                   CH-4070 Basel
                                                   Switzerland

                                                   By:
                                                       -----------------------------------------------------
                                                       Name:
                                                       Title:


                                                   ADVENT MANAGEMENT III LIMITED PARTNERSHIP

                                                   By: /s/ Jerry Benjamin
                                                       -----------------------------------------------------
                                                       Name: Jerry Benjamin
                                                       Title: General Partner


                                                   ADVENT PRIVATE EQUITY FUND III "A" LIMITED PARTNERSHIP

                                                   By: /s/ Jerry Benjamin
                                                       -----------------------------------------------------
                                                       Name: Jerry Benjamin
                                                       Title: General Partner


                                                   ADVENT PRIVATE EQUITY FUND III "B" LIMITED PARTNERSHIP

                                                   By: /s/ Jerry Benjamin
                                                       -----------------------------------------------------
                                                       Name: Jerry Benjamin
                                                       Title: General Partner

                                                   ADVENT PRIVATE EQUITY FUND III "C" LIMITED PARTNERSHIP

                                                   By: /s/ Jerry Benjamin
                                                       -----------------------------------------------------
                                                       Name: Jerry Benjamin
                                                       Title: General Partner


                                                   ADVENT PRIVATE EQUITY FUND III "D" LIMITED PARTNERSHIP

                                                   By: /s/ Jerry Benjamin
                                                       -----------------------------------------------------
                                                       Name: Jerry Benjamin
                                                       Title: General Partner


                                                   ADVENT PRIVATE EQUITY FUND III AFFILIATES

                                                   By: /s/ Jerry Benjamin
                                                       -----------------------------------------------------
                                                       Name: Jerry Benjamin
                                                       Title: General Partner


                                                   THE ORIGINAL STOCKHOLDERS:

                                                   /s/ Steven C. Gilman, Ph.D.
                                                   ---------------------------------------------------------
                                                   Steven C. Gilman, Ph.D.


                                                   /s/ Glenn Kazo
                                                   ---------------------------------------------------------
                                                   Glenn Kazo


                                                   /s/ James L. Warren
                                                   ---------------------------------------------------------
                                                   James L. Warren

                                                   /s/ Cathy Carew
                                                   ---------------------------------------------------------
                                                   Cathy Carew

                                                   THE CANADIAN INVESTORS:
                                                   CANADIAN MEDICAL DISCOVERIES FUND INC.


                                                   By:  /s/ Steven Hawkins
                                                        -------------------------------------------------
                                                        Name: Steven Hawkins
                                                        Title: President & CEO

                                                   By:
                                                        -------------------------------------------------
                                                        Name:
                                                        Title:


                                                   THE VENGROWTH ADVANCED LIFE
                                                   SCIENCES FUND INC.


                                                   By:  /s/ Jeff Courtney
                                                        -------------------------------------------------
                                                        Name: Jeff Courtney
                                                        Title: General Partner


                                                   By:  /s/
                                                        -------------------------------------------------
                                                        Name:
                                                        Title:


                                 AMENDMENT NO.2
                                       TO
               FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

          This AMENDMENT NO. 2 FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT is made as of August 10, 2006 (this "AMENDING AGREEMENT") by and among ACTIVBIOTICS, INC., a Delaware corporation (the "CORPORATION"), those holders of Preferred Stock of the Corporation set out on the signature pages attached hereto.

                                   WITNESSETH:

          WHEREAS, the Corporation and holders of its stock are parties to that certain Fourth Amended and Restated Stockholders' Agreement (the "STOCKHOLDERS AGREEMENT"), dated December 30, 2005;

          WHEREAS, section 13 of the Stockholders Agreement provides, among other things, that it may be amended by the written consent of the Corporation and the holders of a majority of the shares of the Preferred Shares, voting together as a single class, on an as-converted basis (the "REQUISITE MAJORITY"); and

          WHEREAS, the parties hereto constitute the Requisite Majority and both Requisite Majority and the Corporation have agreed to amend the Stockholders Agreement, as set forth in this Amending Agreement.

          NOW, THEREFORE, in consideration of the premises and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          1.1 TERMS DEFINED IN THIS AGREEMENT. The following terms (whether or not underscored) when used in this Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

          "AMENDING AGREEMENT" is defined in the preamble.

          "CORPORATION" is defined in the preamble.

          "REQUISITE MAJORITY" is defined in the recitals.

          "STOCKHOLDERS AGREEMENT" is defined in the recitals.

          1.2 OTHER DEFINITIONS. Terms for which meanings are provided in the Stockholders Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amending Agreement with such meanings.

                                    ARTICLE 2

                    AMENDMENTS TO THE STOCKHOLDERS AGREEMENT

          Effective on the date hereof, the Stockholders Agreement is hereby amended as follows:

          2.1 SECTION 4.4(ii)(a) is hereby deleted in its entirety and the following is inserted in lieu thereof:

          "(a) by holders of 10% of more of the outstanding Restricted Securities (on an as- converted basis) to effect the registration under the Securities Act of Restricted Shares, or"

          2.1 Section 4.4(a) is hereby amended by deleting the percentage "15%" and replacing it with the percentage "10%".

                                    ARTICLE 3

                                  MISCELLANEOUS

          3.1 NO OTHER AMENDMENTS. Except as specifically amended in this Amending Agreement, the Stockholders Agreement and all other related documents shall remain in full force and effect and are hereby ratified and confirmed in all respects.

          3.2 HEADINGS. The headings of the various sections of this Amending Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Amending Agreement.

          3.3 SUCCESSORS AND ASSIGNS. This Amending Agreement shall be binding upon and inure to the benefit of the parties hereto and their respect successors and assigns, except that neither the Borrower nor any Funded Subsidiary may assign any of its rights or delegate any of its duties hereunder.

          3.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          3.5 GOVERNING LAW. Except to the extent that any provision of this Agreement is contrary to any mandatory provision of the Delaware General Corporation Law (in which case such mandatory statutory provision shall apply), this Amending Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and the laws of the United States applicable therein (without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction) and shall be treated in all respects as a Massachusetts contract.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have executed this Amending Agreement as of the date first above written.

                                                        THE CORPORATION:

                                                        ACTIVBIOTICS, INC.

                                               By:      /s/ Steve Gilman
                                                        ---------------------------------------------------------
                                                        Name: Steve Gilman
                                                        Title: Chief Executive Officer


                                                        THE INVESTORS:

                                                        HEALTHCARE VENTURES VI, L.P.

                                               By:      HealthCare Partners VI, L.P.
                                                        its General Partner

                                               By:      /s/ Jeffrey Steinberg
                                                        ---------------------------------------------------------
                                                        Name: Jeffrey Steinberg
                                                        Title: Administrative Partner


                                                        HEALTHCARE VENTURES VII, L.P.

                                               By:      HealthCare Partners VII, L.P.
                                                        its General Partner

                                               By:      /s/ Jeffrey Steinberg
                                                        ---------------------------------------------------------
                                                        Name: Jeffrey Steinberg
                                                        Title: Administrative Partner


                                                        CANADIAN MEDICAL DISCOVERIES FUND INC.

                                                        By its manager, Medical Discovery Management Corporation

                                               By:      /s/ Steven Hawkins
                                                        ---------------------------------------------------------
                                                        Name: Steven Hawkins
                                                        Title: CEO

                                                        THE VENGROWTH ADVANCED LIFE SCIENCES FUND INC.

                                               By:      /s/ Jeff Courtney                /s/ Ryan Farquhar
                                                        ---------------------------------------------------------
                                                        Name: Jeff Courtney                  Ryan Farquhar
                                                        Title: General Partner               Legal Counsel


                                                        MDS LIFE SCIENCES TECHNOLOGY FUND II NC LIMITED
                                                        PARTNERSHIP

                                                        By MDS LSIF II (NCGP) Inc., its General Partner

                                               By:      /s/ Stephen Cummings / /s/ Richard Lockie
                                                        ---------------------------------------------------------
                                                        Name: Stephen Cummings / Richard Lockie
                                                        Title: Chief Financial Officer / Vice President


                                                        MDS LIFE SCIENCES TECHNOLOGY FUND II QUEBEC LIMITED

                                                        By MDS LSIF II (QGP) Inc., its General Partner

                                               By:      /s/ Stephen Cummings / /s/ Richard Lockie
                                                        ---------------------------------------------------------
                                                        Name: Stephen Cummings / Richard Lockie
                                                        Title: Chief Financial Officer / Vice President


                                                        MLII CO-INVESTMENT FUND NC LIMITED PARTNERSHIP

                                                        By MLII (NCGP) Inc., its General Partner

                                               By:      /s/ Stephen Cummings / /s/ Richard Lockie
                                                        ---------------------------------------------------------
                                                        Name: Stephen Cummings / Richard Lockie
                                                        Title: Chief Financial Officer / Vice President

                                 AMENDMENT NO. 3
                          dated as of October 19, 2006
                                     to the
               FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

     This AMENDMENT NO. 3 ("AMENDMENT NO. 3") to that certain Fourth Amended and Restated Stockholders Agreement, dated as of December 30, 2005, as previously amended by that certain Amendment No. 1 to the Fourth Amended and Restated Stockholders Agreement, dated as of June 16, 2006, and by that certain Amendment No. 2 to the Fourth Amended and Restated Stockholders Agreement, dated as of August 10, 2006 (collectively, the "AGREEMENT"), is made as of this 19th day of October, 2006, by and among ActivBiotics, Inc., a Delaware corporation (the "CORPORATION"), and the Investors (as defined in the Agreement). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Agreement.

     WHEREAS, the undersigned persons represent at least a majority of the shares of the Preferred Shares, voting together as a single class, on an as-converted basis, which constitutes the persons necessary to effect the amendments set forth herein; and

     WHEREAS, the Corporation and the Investors wish to amend the Agreement to modify certain of its terms.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement in accordance with Section 14 thereof as follows:

     1. DURATION OF SECTION 3. Section 3.17 of the Agreement is hereby deleted in its entirety and replaced with the following:

     "DURATION OF SECTION. Sections 3.3, 3.4 and 3.6 through 3.16 hereof and the rights and obligations of the parties thereunder shall automatically terminate (i) upon a "Qualified Public Offering", as that term is defined in the Corporation's Sixth Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on December 30, 2005, as amended by that Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on March 3, 2006, and as may be further amended or restated and in effect from time to time, and
     (ii) as to any Investor or Canadian Investor, when such Investor ceases to own shares of capital stock or other securities of the Corporation or such Canadian Investor ceases to own shares of capital stock or other securities of the Corporation or ABI Canada."

     2. AMENDMENT TO SCHEDULE 4. Schedule 4 to the Agreement is hereby amended to list SVB Financial Group, a Delaware corporation f/k/a Silicon Valley Bancshares ("SVB"), but solely for the purpose of acknowledging their receipt of the rights set forth in Sections 3.5, 4 (excluding those rights set forth in Sections 4.1, 4.2, 4.3(b), 4.4 and 4.6), 5 and 14 of the Agreement with respect to any shares which SVB may receive upon exercise of its warrant to purchase shares of Series B-1 Preferred Stock.

     3. AMENDMENT TO SCHEDULE 6. Schedule 6 to the Agreement is hereby amended to list each of Horizon Technology Finance II LLC, a Delaware limited liability company, and Horizon Technology Finance III LLC, , a Delaware limited liability company, but solely for the purpose of acknowledging their receipt of the rights set forth in Sections 4 in the Agreement (excluding those rights set forth in Sections 4.1, 4.2, 4.3(b),

4.4 and 4.6) with respect to any shares which they may receive upon exercise of their respective warrants to purchase shares of Series C-2 Preferred Stock.

     4. NO OTHER AMENDMENTS. Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Agreement are hereby ratified and confirmed and shall remain in full force and effect. The Agreement and this Amendment No. 2 shall be read and construed together as a single agreement, and the term "Agreement" shall henceforth be deemed a reference to the Agreement as amended by this Amendment No. 2. This Amendment No. 2 may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be executed and delivered by their duly authorized representatives, all as of the day and year written above.

                                                 ACTIVBIOTICS, INC.

                                                 By: /s/ Steve Gilman
                                                    --------------------------------------------
                                                 Name:   Steve Gilman
                                                 Title:  Chief Executive Officer

                                                 INVESTORS:

                                                 MDS LIFE SCIENCES TECHNOLOGY FUND II
                                                 NC LIMITED PARTNERSHIP

                                                 By: MDS LSTF II (NCGP) Inc., its General Partner


                                                 By: /s/ G. Bedell   /     /s/ S. Cummings
                                                    --------------------------------------------
                                                 Name:   G. Bedell   /         S. Cummings
                                                 Title:

                                                 MDS LIFE SCIENCES TECHNOLOGY FUND II
                                                 QUEBEC LIMITED PARTNERSHIP

                                                 By: MDS LSTF II (QGP) Inc., its General Partner


                                                 By: /s/ G. Bedell   /     /s/ S. Cummings
                                                    --------------------------------------------
                                                 Name:   G. Bedell   /         S. Cummings
                                                 Title:

                                                  MLII CO-INVESTMENT FUND NC LIMITED
                                                  PARTNERSHIP

                                                  By: MLII (NCGP) Inc., its General Partner

                                                  By: /s/ G. Bedell   /     /s/ S. Cummings
                                                     --------------------------------------------
                                                  Name:   G. Bedell   /         S. Cummings
                                                  Title:


                                                  SC BIOTECHNOLOGY DEVELOPMENT FUND LP

                                                  By: SC (GP) Inc., its General Partner


                                                  By: /s/ illegible
                                                     --------------------------------------------
                                                  Name:
                                                  Title:


                                                  HEALTHCARE VENTURES VI, L.P.

                                                  By: HealthCare Partners VI, L.P.
                                                      its General Partner


                                                  By: /s/  Jeffrey B. Steinberg
                                                     --------------------------------------------
                                                  Name:  Jeffrey B. Steinberg
                                                  Title: Administrative Partner


                                                  HEALTHCARE VENTURES VII, L.P.

                                                  By: HealthCare Partners VII, L.P.
                                                      its General Partner


                                                  By: /s/ Jeffrey B. Steinberg
                                                     --------------------------------------------
                                                  Name:  Jeffrey B. Steinberg
                                                  Title: Administrative Partner


                                                  DELPHI VENTURES V, L.P.

                                                  By: Delphi Management Partners V, LLC
                                                      General Partner


                                                  By: /s/ David Douglas
                                                     --------------------------------------------
                                                  Name:  David Douglas
                                                  Title: Managing Member


                                                  DELPHI BIOINVESTMENTS V, L.P.

                                                  By: Delphi Management Partners V, LLC
                                                      General Partner


                                                  By: /s/ David Douglas
                                                     --------------------------------------------
                                                  Name:  David Douglas
                                                  Title: Managing Member


                                                  BIOVENTURES INVESTORS LIMITED PARTNERSHIP II

                                                  By: BioVentures Investors II, LLC,
                                                      its General Partner


                                                  By: /s/ Marc E. Goldberg
                                                     --------------------------------------------
                                                  Name:  Marc E. Goldberg
                                                  Title: Managing Director


                                                  ADVENT MANAGEMENT III LIMITED PARTNERSHIP
                                                  ADVENT PRIVATE EQUITY FUND III "A" LIMITED PARTNERSHIP
                                                  ADVENT PRIVATE EQUITY FUND III "B" LIMITED PARTNERSHIP
                                                  ADVENT PRIVATE EQUITY FUND III "C" LIMITED PARTNERSHIP
                                                  ADVENT PRIVATE EQUITY FUND III "D" LIMITED PARTNERSHIP
                                                  ADVENT PRIVATE EQUITY FUND III AFFILIATES


                                                  By: /s/ Jerry Benjamin
                                                     --------------------------------------------
                                                  Name: Jerry Benjamin
                                                  Title: General Partner

                                                  CONSENTED TO AND AGREED:


                                                  CANADIAN MEDICAL DISCOVERIES
                                                         FUND, INC.



                                                  By: /s/ Steven Hawkins
                                                     --------------------------------------------
                                                  Name: Steven Hawkins
                                                  Title:


                                                  THE VENGROWTH ADVANCED
                                                         LIFE SCIENCES FUND INC.



                                                  By: /s/ Jeff Courtney
                                                     --------------------------------------------
                                                  Name: Jeff Courtney
                                                  Title:
